                                                                     Exhibit 4.5


C L I F F 0 R D                          LIMITED LIABILITY PARTNERSHIP
  C H A N C E                            ADVOCATEN BELASTINGADVISEURS SOLICITORS


                                                                  EXECUTION COPY


                                  18 JULY 2002




                             KONINKLIJKE AHOLD N.V.
                                  CROESUS INC.
                             AHOLD FINANCE USA, LLC
                                  AS BORROWERS


                             KONINKLIJKE AHOLD N.V.
                                  AS GUARANTOR


                               ABN AMRO BANK N.V.
                                 J.P. MORGAN PLC
                           AS MANDATED LEAD ARRANGERS


                           J.P. MORGAN EUROPE LIMITED
                                AS FACILITY AGENT


                                       AND


                                     OTHERS



                   __________________________________________

                                US$2,000,000,000
                    MULTICURRENCY REVOLVING CREDIT AGREEMENT

                   __________________________________________

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                                    CONTENTS

Clause                                                                      Page

 1.   Definitions and Interpretation...........................................1
 2.   The Facilities..........................................................17
 3.   Utilisation of the multicurrency revolving credit facilities............20
 4.   Indemnity in relation to letters of credit..............................25
 5.   interest on advances....................................................26
 6.   repayment...............................................................27
 7.   Cancellation............................................................33
 8.   Taxes...................................................................34
 9.   Tax Receipts............................................................36
10.   Increased Costs.........................................................37
11.   Mitigation..............................................................39
12.   Market Disruption.......................................................39
13.   representations and warranties..........................................40
14.   Undertakings............................................................46
15.   Events of Default.......................................................51
16.   Guarantee and Indemnity.................................................56
17.   Default Interest and Indemnity..........................................58
18.   Currency of Account and Payment.........................................60
19.   Payments................................................................61
20.   Set-off.................................................................64
21.   Sharing.................................................................64
22.   Fees....................................................................65
23.   Costs and Expenses......................................................67
24.   The Facility Agent, the Arrangers and the Banks.........................68
25.   Assignments and Transfers...............................................73
26.   Calculations and Evidence of Debt.......................................76
27.   Remedies and Waivers, Partial Invalidity................................77
28.   Amendments..............................................................77
29.   Notices.................................................................79
30.   Law and Jurisdiction....................................................80

SCHEDULE 1 The Banks [omitted]................................................83

SCHEDULE 2 Form of Transfer Certificate [omitted].............................84

SCHEDULE 3 Condition Precedent Documents......................................87

SCHEDULE 4 Utilisation Request [omitted]......................................89

SCHEDULE 5 Supplemental Agreement for Additional Borrowers [omitted]..........91

SCHEDULE 6 Conversion Request [omitted].......................................95

SCHEDULE 7 Reserve Costs Formulae [omitted]...................................96

SCHEDULE 8 Form of Affiliate Notice [omitted].................................99

THIS AGREEMENT is made on 18 July 2002

BETWEEN:

(1) KONINKLIJKE AHOLD N.V. as borrower (including through its branch in Geneva, Switzerland) and guarantor (the "Principal Company");

(2)  AHOLD FINANCE USA, LLC. as borrower ("Ahold Finance USA");

(3) CROESUS INC. as borrower ("Croesus" and, together with the Principal Company and Ahold Finance USA, the "Original Borrowers" and each an "Original Borrower");

(4) ABN AMRO BANK N.V. and J.P. MORGAN PLC as mandated lead arrangers (the "Arrangers");

(5)  J.P. MORGAN EUROPE LIMITED as Facility Agent (the "Facility Agent");

(6)  THE BANKS (as defined below).


IT IS AGREED as follows:


1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this Agreement

     "Additional Borrower" means a wholly-owned direct or indirect subsidiary of the Principal Company which has become an Additional Borrower pursuant to and in accordance with the provisions of Clause 2.5 (Nomination of Additional Borrowers) and Clause 2.6 (Accession of Additional Borrowers).

     "Advance" means a Facility A Advance, a Facility A Term Advance or a Facility B Advance as the context may require.

     "Affiliate Notice" means a notice substantially in the form set out in
     Schedule 8 (Form of Affiliate Notice).

     "Applicable Margin" means the Facility A Applicable Margin or the Facility B Applicable Margin, as the context may require.

     "Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the aggregate of its Facility A Available Commitment, its Facility B Available Commitment and its Facility C Available Commitment.

     "Banks" means:

     (a)  any bank, financial institution, trust, fund or other entity named in
          Schedule 1 (The Banks) (other than one which has ceased to be a party hereto in accordance with the terms hereof); and

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     (b)  any bank, financial institution, trust, fund or other entity which has become a party hereto in accordance with the provisions of Clause 25.4 (Assignments by Banks) or Clause 25.5 (Transfers by Banks).

     "Borrower" means an Original Borrower or an Additional Borrower.

     "Cash Collateral" means, in relation to any Letter of Credit or L/C Proportion of a Letter of Credit, a deposit in an interest-bearing account or accounts as the Facility Agent may specify, that deposit and account to be secured in favour of, and on terms and conditions acceptable to, the Facility Agent.

     "Cash Collateral Documents" means any documents as the Facility Agent may specify, to be entered into in relation to the Cash Collateral.

     "Code" means the United States Internal Revenue Code of 1986.

     "Commitment" means, in relation to a Bank at any time, the aggregate of its Facility A Commitment, its Facility B Commitment and its Facility C Commitment.

     "Dollar Amount" means:

     (a) in relation to any Advance, its Original Dollar Amount as reduced by the proportion (if any) of such Advance which has been repaid; and

     (b)  in relation to any Letter of Credit:

          (i) at or before the Utilisation Date in respect of such Letter of Credit, the face amount thereof; and

          (ii) thereafter, the sum at such time of the maximum actual and contingent liabilities of the Issuing Bank under such Letter of Credit and the total amount of any payments made by the Issuing Bank thereunder which at such time have not been paid or reimbursed by any Obligor to the Issuing Bank hereunder; and

     (c) in relation to the Outstandings, the aggregate of the Dollar Amounts of the outstanding Advances and Letters of Credit.

     "Employee Plan" shall mean an "employee pension benefit plan" as defined in
     Section 3(2) of ERISA, other than a Multiemployer Plan, which is maintained for, or under which contributions are made on behalf of, employees of any Obligor, Material US Subsidiary or any ERISA Affiliate.

     "Environment" means:

     (a)  land including any natural or man-made structures;

     (b)  water including ground waters and waters in drains and sewers; and

     (c) air including air within buildings and other natural or man-made structures above or below ground.

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     "Environmental Laws" means all and any applicable laws, including common law, statute and subordinate legislation, European Community Regulations and Directives and judgments and decisions, laws and regulations including those of the United States of America and any state or locality therein, including notices, orders and circulars, of any court or authority competent to make such judgment or decision compliance with which is mandatory for any member of the Group in any jurisdiction with regard to:

     (a)       the pollution or protection of the Environment;

     (b) harm to the health of humans, animals or plants including laws relating to public and workers' health and safety;

     (c) emissions, discharges or releases into the Environment of chemicals or any other pollutants or contaminants or industrial, radioactive, dangerous, toxic or hazardous substances or wastes (whether in solid, semi-solid, liquid or gaseous form and including noise and genetically modified organisms); or

     (d) the manufacture, processing, use, treatment, storage, distribution, disposal, transport or handling of the substances or wastes described in (c) above.

     "Environmental Permits" means all and any permits, licences, consents, approvals, certificates, qualifications, specifications, registrations and other authorisations including any conditions which attach to any of the foregoing and the filing of all notifications, reports and assessments required under Environmental Laws for the operation of any business or for the sale, use, ownership, leasing, or operation of any real property.

     "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

     "ERISA Affiliate" shall mean any person that for the purposes of Title I or Title IV of ERISA or Section 412 of the Code is a member of any Obligor's (or any Material US Subsidiary's) controlled group, or under common control with any Obligor (or Material US Subsidiary), within the meaning of Section 414 (b), (c), (m) or (o) of the Code and the regulations promulgated and rulings issued thereunder.

     "ERISA Event" shall mean (i) (A) any reportable event, as defined in
     Section 4043(c) of ERISA with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event for the purposes of this sub-paragraph (i) regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); or (B) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 400l(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11), (12) or (13) of
     Section 4043(c) of ERISA is reasonably expected to occur with respect to such Employee Plan within the following 30 days; (ii) the filing under

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     Section 4041(c) of ERISA of a notice of intent to terminate any Employee
     Plan or the termination of any Employee Plan under Section 4042 of ERISA by the PBGC, or the appointment of a trustee to administer any Employee Plan under Section 4042 of ERISA; (iii) the failure to make a required contribution to any Employee Plan that would result in the imposition of a lien under Section 412 (n) of the Code or Section 302 (f) of ERISA; and
     (iv) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA, other than a non-exempt prohibited transaction that may arise as a result of any Bank using assets, in any portion or all of its Advances, of any employee benefit plan that is subject to Title I of ERISA or any plan that is subject to Section 4975 of the Code.

     "EURIBOR" means, in relation to any Advance or unpaid sum:

     (a)       the applicable Screen Rate; or

     (b) (if no Screen Rate is available for the specified period) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market;

     as of 11:00 a.m. (Brussels time) on the Quotation Date for the offering of deposits in euro for the specified period (and for the purposes of this definition, "specified period" means the Term of such Facility A Advance or Facility B Advance or the Interest Period of such Facility A Term Advance or, as the case may be, the period in respect of which EURIBOR falls to be determined in relation to such unpaid sum).

     "Event of Default" means any of those circumstances specified in Clause 15 (Events of Default).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Amount" means, in relation to any Facility A Term Advance and any two successive Interest Periods relating thereto, the amount of such Advance at the beginning of the last day of the first of those Interest Periods less any part thereof falling to be repaid on such day.

     "Expiry Date" means, in relation to any Letter of Credit, the date on which the maximum aggregate liability under that Letter of Credit is to be reduced to zero.

     "Facilities" means Facility A, Facility B and Facility C and "Facility" means any one of them.

     "Facility A Advance" means, save as otherwise provided herein, an advance made or to be made by the Banks under Facility A (but, for the avoidance of doubt, does not include a Facility A Term Advance unless otherwise provided herein).

     "Facility A Applicable Margin" means the rate per annum in relation to Facility A Advances determined in accordance with Clause 5.4.1 (Applicable Margin and L/C Commission Rate).

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     "Facility A Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, such Bank's Facility A Commitment at such time less the aggregate of its portions of the Dollar Amounts of the Facility A Advances which are then outstanding at such time provided that such amount shall not be less than zero.

     "Facility A Available Facility" means, at any time, the aggregate amount of the Facility A Available Commitments at such time, adjusted to take account of any reduction or increase pursuant to and in accordance with the terms hereof.

     "Facility A Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "Facility A Commitment" in Schedule 1 (The Banks).

     "Facility A" has the meaning given to it in Clause 2.1.1 (Grant of the Facilities).

     "Facility A Loan" means, at any time, the aggregate principal amount of the Facility A Advances outstanding at such time.

     "Facility A Maturity Date" means, subject to extension thereof pursuant to Clauses 6.6 to 6.12 (inclusive), the date falling 364 days after the date of execution of this Agreement.

     "Facility A Term Advance" means, save as otherwise provided herein, an advance made or to be made pursuant to Clauses 6.13 to 6.15 (inclusive).

     "Facility A Termination Date" has the meaning given to it in Clause 6.13 (Request for Conversion of Facility A).

     "Facility A Total Commitments" means, at any time, the aggregate of the Banks' Facility A Commitments.

     "Facility B Advance" means, save as otherwise provided herein, an advance made or to be made by the Banks under Facility B.

     "Facility B Applicable Margin" means the rate per annum in relation to Facility B Advances determined in accordance with Clause 5.4.1 (Applicable Margin and L/C Commission Rate).

     "Facility B Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, such Bank's Facility B Commitment at such time less the aggregate of its portions of the Dollar Amounts of the Facility B Advances which are then outstanding at such time provided that such amount shall not be less than zero.

     "Facility B Available Facility" means, at any time, the aggregate amount of the Facility B Available Commitments at such time, adjusted to take account of any reduction or increase pursuant to and in accordance with the terms hereof (including without limitation Clause 2.10 (Aggregation of Facility B and Facility C)).

     "Facility B Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "Facility B Commitment" in Schedule 1 (The Banks).

     "Facility B" has the meaning given to it in Clause 2.1.2 (Grant of the Facilities).

     "Facility B Loan" means, at any time, the aggregate principal amount of the Facility B Advances outstanding at such time.

     "Facility B Maturity Date" means the day which is five (5) years after the date hereof.

     "Facility B Total Commitments" means, at any time, the aggregate of the Banks' Facility B Commitments.

     "Facility C Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, such Bank's Facility C Commitment at such time less the aggregate of its portions of the Dollar Amounts of the outstanding Letters of Credit at such time provided that such amount shall not be less than zero.

     "Facility C Available Facility" means, at any time, the aggregate amount of the Facility C Available Commitments at such time, adjusted to take account of any reduction or increase pursuant to and in accordance with the terms hereof (including without limitation Clause 2.10 (Aggregation of Facility B and Facility C)).

     "Facility C Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "Facility C Commitment" in Schedule 1 (The Banks).

     "Facility C" has the meaning given to it in Clause 2.1.3 (Grant of the Facilities).

     "Facility C Maturity Date" means the day which is five (5) years after the date hereof.

     "Facility C Total Commitments" means, at any time, the aggregate of the Banks' Facility C Commitments.

     "Facility Office" means:

     (a) in relation to the Facility Agent, the office identified with its signature below or such other office as it may from time to time select upon five business days' notice to the Principal Company; and

     (b) in relation to any Bank, the office identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as such Bank may from time to time select upon five business days' notice to the Facility Agent and the Principal Company.

     "Fee Letter" means the letter agreement dated on or about 7 June 2002 between, inter alia, the Arrangers and the Principal Company.

     "Finance Documents" means this Agreement (as supplemented by any Supplemental Agreement) and each Supplemental Agreement, any Cash Collateral Document, the Mandate Letter and the Fee Letter and any other documents designated as such by the Facility Agent and Principal Company.

     "Finance Parties" means the Facility Agent, the Issuing Banks, the Arrangers and the Banks, and "Finance Party" means any one of them.

     "Guarantor" means the Principal Company in its capacity as guarantor hereunder.

     "Group" means at any time the Principal Company and its subsidiaries at such time.

     "Information Memorandum" means the document concerning the Obligors which, at their request and on their behalf, was prepared in relation to this transaction and distributed by the Arrangers to selected banks during June 2002.

     "Instructing Group" means:

     (a) whilst no Advances or Letters of Credit are outstanding hereunder, a Bank or group of Banks whose Commitments at such time (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero) amount in aggregate to more than sixty-six and two thirds per cent. of the Total Commitments at such time; or

     (b) at any time that there are one or more Advances or Letters of Credit outstanding hereunder, a Bank or group of Banks to whom more than sixty-six and two thirds per cent. of the Dollar Amount of the Outstandings at such time is owed.

     "Interest Period" means, save as otherwise provided herein:

     (a)       any of those periods mentioned in Clause 6.16 (Interest Periods);

     (b) in relation to an unpaid sum, any of those periods mentioned in Clause 17.1 (Default Interest Periods).

     "IRS" means the United States Internal Revenue Service.

     "Issuing Bank" means any Bank which has agreed to issue a Letter of Credit which, at the time of the Utilisation Request relating to the relevant Letter of Credit, has a long-term debt rating by S&P of not less than AA-or by Moody's of not less than Aa3 as selected by the relevant Borrower or such alternative equivalent long term debt rating as may be applied by S&P or Moody's, respectively, from time to time.

     "L/C Commission Rate" means, at any time, a letter of credit commission rate per annum determined in accordance with Clause 5.4.1 (Applicable Margin and L/C Commission Rate).

     "L/C Outstandings" means, at any time, the aggregate of the Dollar Amounts of each outstanding Letter of Credit.

     "L/C Proportion" means, in relation to a Bank in respect of any Letter of Credit and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by that Bank's Facility C Available Commitment to the Facility C Available Facility immediately prior to the issue of that Letter of Credit.

     "L/C Valuation Date" means the first business day which falls six months after the date the first Letter of Credit is issued pursuant to this Agreement and each day falling at six monthly intervals after that date.

     "Letter of Credit" means a letter of credit issued or to be issued by an Issuing Bank, subject to and with the benefit of the provisions hereof, under Facility C in such form as agreed between the relevant Borrower, the Facility Agent and the relevant Issuing Bank (acting on the instructions of the Banks).

     "LIBOR" means, in relation to any Advance or unpaid sum:

     (a)       the applicable Screen Rate; or

     (b) (if no Screen Rate is available for the currency or the specified period) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11:00 a.m. (London time) on the Quotation Date for the offering of deposits in the currency of that Advance or unpaid sum and for the specified period (and for the purposes of this definition, "specified period" means the Term of such Facility A Advance or Facility B Advance or the Interest Period of such Facility A Term Advance or, as the case may be, the period in respect of which LIBOR falls to be determined in relation to such unpaid sum).

     "Mandate Letter" means the mandate letter dated on or about 7 June 2001 from, inter alia, the Arrangers to the Principal Company.

     "Margin Stock" has the meaning assigned that term in Regulation U of the Board of Governors of the Federal Reserve System of the United States (or any successor) as in effect from time to time.

     "Material US Subsidiary" means:

     (a) each of BI LO, Inc., Tops Markets, Inc., The Stop & Shop Companies, Inc., Giant Food Inc. (Landover, Maryland) and US Foodservice; and

     (b) any other subsidiary (including, for the avoidance of doubt, any indirect subsidiary) of the Principal Company which is incorporated under the laws of the United States or any state thereof the consolidated net sales of which, as detailed in the most recently published audited consolidated financial statements of the Principal Company, exceed five per cent. (5%) of the consolidated net sales of the Group taken as a whole as detailed in the most recently published audited consolidated financial statements of the Principal Company.

     "Maturity Date" means the Facility A Maturity Date, the Facility B Maturity Date or the Facility C Maturity Date, as the context may require.

     "Moody's" means Moody's Investors Service, Inc.

     "Moody's Rating" means, at any time, the lowest of all ratings most recently announced at such time by Moody's which is assigned to any class of long-term senior, unsecured liability in respect of securities issued or guaranteed by the Principal Company, as to which no letter of credit, guarantee or third party credit support is in place, regardless of whether all or any part of such liability has been issued at the time such rating was issued (ignoring, for this purpose, any indication by Moody's of any negative, stable or positive outlook).

     "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) maintained or contributed to for employees of (i) any Obligor or (ii) any ERISA Affiliate.

     "New Amount" means in relation to any Facility A Term Advance and any two successive Interest Periods relating thereto, the amount of such Advance at the beginning of the second of those Interest Periods, as determined in accordance with Clause 6.20 (Amounts of Facility A Advances).

     "Obligors" means the Borrowers and the Guarantor (and "Obligor" means any one of them).

     "Original Dollar Amount" means, in relation to an Advance or a Letter of Credit, the principal amount thereof requested in the Utilisation Request relating thereto as the same may be reduced pursuant to Clause 3.5 (Reduction of Available Commitment)) or, if such Advance or Letter of Credit is not denominated in dollars, the equivalent of such amount (as the same may be so reduced) in dollars, calculated as at:

     (a)       in the case of a Utilisation, the date of such Utilisation
               Request; or

     (b) in the case of a renewal or revaluation of a Letter of Credit, the later of:

               (i) the date falling two business days before its issue date or any renewal date; or

               (ii) the most recent L/C Valuation Date;

     in each case adjusted to reflect any repayment or prepayment of the Advance or Letter of Credit as the case may be.

     "Original Financial Statements" means:

     (a) in relation to the Principal Company, its audited consolidated financial statements for its financial year ended 31 December 2001; and

     (b) in relation to each Additional Borrower, its most recently published audited financial statements as at the date it becomes an Additional Borrower hereunder or, if such Additional Borrower does not have published audited financial statements, the most recent financial statements of the Additional Borrower as at the date it becomes an Additional Borrower hereunder (if any).

     "Outstandings" means, at any time, the aggregate of:

     (a)       the Facility A Loan

     (b)       the Facility B Loan; and

     (c)       the L/C Outstandings.

     "Participation" in relation to a Bank at any time means the aggregate of such Bank's Available Commitment at such time and its share of the Dollar Amount of the Outstandings at such time;

     "PBGC" means the United States Pension Benefit Guaranty Corporation or any successor thereto under ERISA.

     "Potential Event of Default" means any event which could or would become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

     "Proportion" means, in relation to a Bank:

     (a) whilst no Advances or Letters of Credit are outstanding hereunder, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); or

     (b) whilst at least one Advance or Letter of Credit is outstanding hereunder, the proportion borne by its share of the Dollar Amount of the Outstandings to the Dollar Amount of the Outstandings.

     "Quotation Date" means, in relation to any period for which LIBOR or EURIBOR is to be determined hereunder, the day which is two business days prior to the first day of such period.

     "Reference Banks" means, for the purposes of determining LIBOR or Reserve Costs, the principal London offices of ABN AMRO Bank N.V., JPMorgan Chase Bank and Dresdner Bank or, for the purposes of determining EURIBOR, the principal Amsterdam office of ABN AMRO Bank N.V. and the principal London offices of JPMorgan Chase Bank and Dresdner Bank or, in either case, such other bank or banks as may from time to time be agreed between the Principal Company and the Facility Agent.

     "Regulation Costs" means, in relation to the portion of any Advance made by a Bank to a US Borrower (or deposits maintained by a Bank to fund such an Advance), the amount (if any) certified by such Bank to be the cost to it of complying with the Regulations (or any similar reserve requirements) in respect of that Advance or those deposits.

     "Regulations U and X" means, respectively, Regulations U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

     "Regulations" means any regulations of the Board of Governors of the Federal Reserve System of the United States from time to time in force.

     "Repayment Date" means, in relation to any Facility A Advance or any Facility B Advance, the last day of the Term thereof or such earlier date upon which such Advance is required to be repaid pursuant hereto.

     "Reserve Costs" means, in relation to any Bank and in respect of any Term in relation to any Facility A Advance or any Facility B Advance or any Interest Period in relation to any Facility A Term Advance, the cost to such Bank of compliance with the minimum reserve requirements of (a) the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or
     (b) the European Central Bank (any such cost, for the purposes of this Agreement, to be represented by the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 7 (Reserve Cost Formulae)).

     "Rollover Advance" means one or more Facility A Advances or Facility B
     Advances:

     (a) made or to be made on the same day that a maturing Facility A Advance or Facility B Advance, as the case may be, is due to be repaid;

     (b) the aggregate amount of which is equal to or less than the maturing Facility A Advance or Facility B Advance, as the case may be;

     (c) in the same currency as the maturing Facility A Advance or Facility B Advance, as the case may be; and

     (d) made or to be made to the same Borrower for the purpose of refinancing a maturing Facility A Advance or Facility B Advance, as the case may be.

     "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation.

     "S&P Rating" means, at any time, the lowest of all ratings most recently announced at such time by S&P which is assigned to any class of long-term senior, unsecured liability in respect of securities issued or guaranteed by the Principal Company, as to which no letter of credit, guarantee or third party credit support is in place, regardless of whether all or any part of such liability has been issued at the time such rating was issued (ignoring, for this purpose, any indication by S&P of any negative, stable or positive outlook).

     "Screen Rate" means:

     (a) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

     (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

     displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Principal Company and an Instructing Group.

     "Substantial" means equal to or greater than 10 per cent. of the relevant amount as disclosed by the latest audited consolidated balance sheet or, as the case may be, profit and loss account of the Group.

     "Supplemental Agreement" means any agreement entered into by the parties hereto with any Additional Borrower (in its capacity as an Additional Obligor) pursuant to Clause 2.5 (Nomination of Additional Borrowers) to Clause 2.8 (Principal Company's Authority) substantially in the form set out in Schedule 5 (Supplemental Agreement for Additional Borrowers) or such other form as the Principal Company and the Facility Agent shall agree.

     "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

     "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

     "Term" means, save as otherwise provided herein, in relation to any Facility A Advance or any Facility B Advance, the period for which such Advance is borrowed (as specified in the Utilisation Request relating thereto) and, in relation to any Letter of Credit, the period from the date on which such Letter of Credit is issued until its Expiry Date (as specified in the Utilisation Request relating thereto).

     "Total Commitments" means the aggregate for the time being of the Banks' Commitments.

     "Transfer Certificate" means a certificate substantially in the form set out in Schedule 2 (Form of Transfer Certificate) signed by a Bank and a Transferee whereby:

     (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations hereunder as contemplated in Clause 25.3 (Assignment and Transfers by Banks); and

     (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as is contemplated in Clause 25.5 (Transfers by Banks).

     "Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate.

     "Transferee" means any bank, financial institution, trust, fund or other entity to which a Bank seeks to transfer all or part of such Bank's rights, benefits and obligations hereunder.

     "United States" and "US" means the United States of America (including the District of Columbia), its territories, possessions and other areas subject to the jurisdiction of the United States of America.

     "US Borrower" means any Borrower which has been incorporated under the laws of the United States or any state thereof.

     "US Obligor" means any Obligor incorporated or organised in the United States.

     "Utilisation" means a utilisation of a Facility hereunder, whether by way of an Advance or a Letter of Credit.

     "Utilisation Date" means the date of a Utilisation, being the date on which the Advance in respect thereof is to be made or the Letter of Credit in respect thereof is to be issued.

     "Utilisation Request" means a notice substantially in the form set out in
     Schedule 4 (Utilisation Request).

     "Withdrawal Liability" has the meaning given to such term under Part I of Subtitle E of Title IV of ERISA.

1.2  Interpretation

     Any reference in this Agreement to:

     the "Facility Agent, any "Issuing Bank" or any "Bank" in any capacity hereunder shall be construed so as to include its and any subsequent successors, Transferees and assigns in accordance with their respective interests;

     any "affiliate" of any person is a reference to a holding company or a subsidiary, or a subsidiary of a holding company, of such person;

     any "applicable law" shall be construed so as to include all present and future applicable laws, statutes, regulations, codes, treaties, conventions, judgments, awards, determinations or decrees;

     "borrowed money" means, in respect of any person:

     (a) money borrowed or raised and premiums (if any) and capitalised interest in respect thereof;

     (b) the principal and premiums (if any) and capitalised interest in respect of any debenture, bond, note, loan stock or similar instrument;

     (c) liabilities in respect of any letter of credit, acceptance credit, bill discounting or note purchase facility and any receivables purchase, factoring or discounting arrangement;

     (d) rental or hire payments under leases or hire purchase agreements (whether in respect of land, machinery, equipment or otherwise) entered into primarily for the purpose of raising finance;

     (e) the deferred purchase price of assets or services in respect of transactions which have the commercial effect of borrowing or which otherwise finance its or the Group's operations or capital requirements (except any such arrangements entered into in the ordinary and usual course of trading and having a term not exceeding 90 days from the date on which the liability was originally incurred);

     (f) liabilities in respect of any foreign exchange agreement, currency or interest purchase or swap transactions or similar arrangements;

     (g) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any share capital of any person or any warrants, rights or options to acquire such share capital in respect of transactions which have the commercial effect of borrowing or which otherwise finance its or the Group's operations or capital requirements;

     (h) any other transactions having the commercial effect of borrowing entered into by any person to finance its operations or capital requirements; and

     (i) all indebtedness for borrowed money of other persons referred to in paragraphs (a) to (h) above guaranteed directly or indirectly in any manner by such person, or having the commercial effect of being guaranteed directly or indirectly by such person by virtue of an agreement (a) to pay or purchase such indebtedness for borrowed money or to advance or supply funds for the payment or purchase of such indebtedness for borrowed money, (b) to purchase or lease (as lessee) property, or to purchase services, primarily for the purpose of enabling the debtor to make payments of such indebtedness for borrowed money, (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property of services irrespective of whether such property is received or such services are rendered) or (d) otherwise to assure any person to whom indebtedness for borrowed money is owed against loss with respect thereto;

     a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London and New York City and (in relation to any date for payment or purchase of Euros) any TARGET Day;

     a "Clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

     an "encumbrance" means any mortgage, pledge, lien (other than a lien arising solely by operation of law in the ordinary course of business), charge, assignment, hypothecation, security interest or other encumbrance or charge by way of security or any title retention right (other than in the ordinary course of trading), preferential right (other than a preferential right accorded to creditors on a liquidation solely by operation of law) or trust arrangement or other agreement or arrangement the effect of any of which is the creation of security;

     the "equivalent" on any given date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent at or about 12.00 (noon) (London time) on such date for the purchase of the first currency with the second currency;

     a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

     "indebtedness shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "months" shall be construed accordingly);

     "net assets" shall be construed as a reference to the difference between
     (a) the aggregate of the current assets (including but not limited to Cash and cash Equivalents, Receivables and Inventories) and fixed assets (including but not limited to Total Net Tangible Fixed Assets, Loan Receivables, Investments in unconsolidated subsidiaries and affiliates and Intangible Assets) of the Principal Company and (b) the aggregate of the current liabilities (including but not limited to Loans payable, Taxes payable, Accounts payable, Accrued expenses and Other current liabilities) and long term liabilities (including but not limited to Subordinated loans, Other loans, Capitalised lease commitments, Deferred income taxes and Other provisions) of the Principal Company in each case as reported in the latest consolidated balance sheet of the Principal Company delivered pursuant to Clause 14.1.1 (Undertakings);

     a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

     a "subsidiary" of the Principal Company means a company which is a subsidiary of the Principal Company within the meaning of Article 24a of Book 2 of the Dutch Civil Code and which is a company which is consolidated in the consolidated financial statements of the Principal Company;

     a "subsidiary" of a company or corporation other than the Principal Company shall be construed as a reference to any company or corporation:

     (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

     (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

     (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

     "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

     "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

     a "wholly-owned subsidiary" of a company or corporation shall be construed as a reference to any company or corporation which has no other shareholders or members except that company or corporation and/or that other company's or corporation's wholly owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

     the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include bankruptcy (faillissement), moratorium (surseance van betaling) and any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3  Currency Symbols

     "$" and "dollars" denote lawful currency of the United States of America. "EUR", "Eur","", "Euro" and "euro" means the single currency unit of the member states of the European Union that adopt or have adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

1.4  Agreements, Documents and Statutes

     Save where the contrary is indicated, any reference in this Agreement to:

     1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented without breach of this Agreement;

     1.4.2 a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

     1.4.3     a time of day shall be construed as a reference to London time.

1.5  Headings

     Clause and Schedule headings are for ease of reference only.

1.6  No Third Party Rights

     A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.


2.   THE FACILITIES

2.1  Grant of the Facilities

     The Banks grant to the Borrowers, upon the terms and subject to the conditions hereof:

     2.1.1 a multicurrency revolving credit facility in an aggregate amount of US$500,000,000 or its equivalent from time to time in Euros ("Facility A");

     2.1.2 a multicurrency revolving credit facility in an aggregate amount of US$1,500,000,000 or its equivalent from time to time in Euros ("Facility B"); and

     2.1.3 a multicurrency letter of credit facility in an aggregate amount of US$150,000,000 or its equivalent from time to time in Euros ("Facility C").

2.2  Purpose and Application

     The Facilities are intended for the purposes of:

     2.2.1 refinancing existing indebtedness of the Principal Company under the US$1 billion multi-currency revolving credit agreement dated 18 December 1996 between the Principal Company and others as borrowers and guarantors, ABN AMRO Bank N.V., Chase Investment Bank Limited and J.P. Morgan Securities Ltd as arrangers, The Chase Manhattan Bank as facility, swing-line, letter of credit and short term advances agent and Chase Manhattan International Limited as multi-currency facility agent;

     2.2.2     liquidity back-up purposes; and

     2.2.3     general corporate purposes,

     and accordingly each of the Borrowers shall apply all amounts raised by it under the Facilities in or towards satisfaction of such purposes. No portion of the proceeds of any Advance or any Letter of Credit under this Agreement shall be used by any Borrower or any of its subsidiaries in any manner that would cause the borrowing of such Advance or the application of such proceeds or the issuing of or participation in such Letter of Credit to violate any of the Regulations or to violate the Exchange Act, in each case as in effect on the date or dates when any such Advance is made, when such proceeds are used and/or when such Letter of Credit is issued. Without prejudice to the obligations of the Borrowers under this Clause 2.2 (Purpose and Application), neither the Facility Agent, the Arrangers and the Banks nor any of them shall be obliged to concern themselves with the application of amounts raised by any Borrower hereunder.

2.3  Condition Precedent Documents

     None of the Borrowers may deliver any Utilisation Request hereunder unless the Facility Agent has confirmed to the Principal Company and the Banks that it has received all of the documents listed in Schedule 3 (Condition Precedent Documents) each, in form and substance, satisfactory to the Facility Agent and that each of the other conditions referred to therein have been met to the satisfaction of the Facility Agent. The Facility Agent shall promptly notify the Principal Company and the Banks upon being so satisfied.

2.4  Banks' Obligations Several

     The obligations of each Bank and each Issuing Bank hereunder are several. The failure by a Bank or an Issuing Bank to perform its obligations hereunder shall not affect the obligations of any Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank or Issuing Bank, as the case may be, to perform its obligations hereunder. The amounts outstanding at any time hereunder from a Borrower to any of the parties hereto shall, subject as otherwise provided herein, be a separate and independent debt and each such party shall, subject to the terms of this Agreement, be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party and it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose.

2.5  Nomination of Additional Borrowers

     The Principal Company may from time to time designate any of its wholly-owned subsidiaries as an Additional Borrower provided that it has obtained the prior written consent of an Instructing Group. If the Principal Company so designates any such subsidiary or subsidiaries, the Principal Company shall promptly deliver or cause to be delivered to the Facility Agent a Supplemental Agreement duly executed by the parties thereto.

2.6  Accession of Additional Borrowers

     Promptly on receipt by it of each of the conditions precedent specified in any Supplemental Agreement, the Facility Agent will confirm to the relevant Additional Borrower, the Principal Company and the Banks that it has received such documents and whether or not each is, in form and substance, satisfactory to it. Upon delivery to the Facility Agent of any Supplemental Agreement and subject to the Facility Agent having confirmed to the relevant Additional Borrower, the Principal Company and the Banks that it has received, in form and substance satisfactory to it, each of the conditions precedent specified therein, this Agreement shall thenceforth be read and construed as if each subsidiary of the Principal Company which is a party to the Supplemental Agreement as an Additional Borrower were a party hereto having all the rights and obligations of a Borrower. Accordingly all references in any Finance Document to (a) any "Additional Borrower", "Borrower", "Obligor" or any derivative term, shall be treated as including a reference to any such subsidiary becoming a party hereto in the manner contemplated above; and (b) this Agreement, shall be treated as a reference to this Agreement as supplemented by such Supplemental Agreement and all previous Supplemental Agreements to the intent that this Agreement, such Supplemental Agreement and all previous Supplemental Agreements shall be read and construed together as one single agreement.

2.7  Facility Agent's Authority

     Each of the Arrangers, the Issuing Banks and the Banks irrevocably authorises the Facility Agent to execute any Supplemental Agreement on its behalf. The Facility Agent shall promptly notify each of the Banks and the Issuing Banks of the execution by it of any Supplemental Agreement.

2.8  Principal Company's Authority

     Each of the Obligors (other than the Principal Company) irrevocably authorises the Principal Company to designate any of its subsidiaries as an Additional Borrower pursuant to Clause 2.5 (Nomination of Additional Borrowers) and irrevocably authorises the Principal Company to execute on its behalf any Supplemental Agreement in relation thereto.

2.9  Separate and Independent Facilities

     Subject to Clause 2.10 (Aggregation of Facility B and Facility C), the Facilities granted in this Agreement are separate and independent of each other. The aggregate of the amounts outstanding at any time under each Facility shall be a separate and independent debt.

2.10 Aggregation of Facility B and Facility C

     Clause 2.1.2 and Clause 2.1.3 are subject to the restriction that at no time may the aggregate of the Dollar Amount of the Facility B Loan and the L/C Outstandings under

     Facilities B and C exceed the amount of the Facility B Total Commitments (being, at the date hereof, US$1,500,000,000).


3.   UTILISATION OF THE MULTICURRENCY REVOLVING CREDIT FACILITIES

3.1  Delivery of Utilisation Request for Advances

     Save as otherwise provided herein, a Borrower may from time to time request the making of a Facility A Advance or a Facility B Advance or the issue of a Letter of Credit under the relevant Facility by the delivery to the Facility Agent not more than eight business days nor later than 11:00 a.m. (London time) on the third business day before the proposed date for the making of such Advance or the issue of such Letter of Credit, of a duly completed Utilisation Request therefor.

3.2  Utilisation Details

     Each Utilisation Request delivered to the Facility Agent pursuant to Clause
     3.1 (Delivery of Utilisation Request for Advances) shall be irrevocable and shall specify:

     3.2.1 the proposed date for the making of the relevant Advance or issue of the relevant Letter of Credit which (i) in the case of a Facility A Advance shall be a business day falling before the Facility A Maturity Date, (ii) in the case of a Facility B Advance shall be a business day falling before the Facility B Maturity Date and (iii) in the case of a Letter of Credit shall be a business day falling before the Facility C Maturity Date;

     3.2.2 the currency of denomination of the proposed Advance or Letter of Credit which shall be dollars or Euros;

     3.2.3 the amount of the proposed Advance or Letter of Credit, which shall be (x) in the case of an Advance, an amount of not less than $25,000,000 and an integral multiple of $5,000,000 (or, if the Advance is to be denominated in Euros, such comparable and convenient amount thereof as the Facility Agent may from time to time specify) or (y) in the case of a Letter of Credit, the face amount thereof, and the Dollar Amount of which shall not exceed
               (i) in the case of a Facility A Advance, the Facility A Available Facility, (ii) in the case of a Facility B Advance, the Facility B Available Facility or (iii) in the case of a Letter of Credit, the Facility C Available Facility, in each case adjusted to take account of:

               (a) any reduction in the Facility A Commitment, the Facility B Commitment or, as the case may be, the Facility C Commitment of a Bank scheduled to be made prior to the commencement of the Term in respect of the proposed Advance or Letter of Credit; and

               (b) the Dollar Amounts of any Advances or Letters of Credit under the relevant Facility which are scheduled to be made, issued, repaid or cancelled on or before the date of drawdown of the proposed Advance or the date of issue of the proposed Letter of Credit;

     3.2.4 the proposed Term of the proposed Advance or Letter of Credit, which shall be a period of one, two, three or six months or such other period not exceeding twelve months agreed by the Banks ending on a business day falling on or before (i) in the case of a Facility A Advance, the Facility A Maturity Date, (ii) in the case of a Facility B Advance, the Facility B Maturity Date or
               (iii) in the case of a Letter of Credit, the Facility C Maturity Date (subject, in the case of a Letter of Credit, to an automatic extension provision which can be cancelled by the Issuing Bank on notice to the beneficiary thereof);

     3.2.5 (in the case of an Advance) the account to which the proceeds of the proposed Advance are to be paid;

     3.2.6 (in the case of a Letter of Credit) the name and address of the recipient to whom such Letter of Credit is to be delivered; and

     3.2.7 (in the case of a Letter of Credit) the Issuing Bank relating to such Letter of Credit.

3.3  Making of Advances and Issue of Letters of Credit

     If a Borrower requests an Advance or a Letter of Credit in accordance with the provisions of this Clause 3 and, on the proposed date for the making of such Advance or the issue of such Letter of Credit:

     3.3.1 none of the events mentioned in Clause 12 (Market Disruption) shall have occurred;

     3.3.2 the Dollar Amount of such Advance or Letter of Credit does not exceed the Facility A Available Facility (in the case of a Facility A Advance), the Facility B Available Facility (in the case of a Facility B Advance) or the Facility C Advance (in the case of a Letter of Credit), in each case adjusted to take account of:

               (a) any reduction in the Facility A Commitment, the Facility B Commitment or, as the case may be, the Facility C Commitment of a Bank scheduled to be made on such proposed date for the making of such Advance or issue of such Letter of Credit; and

               (b) the Dollar Amounts of any Advances or Letters of Credit under the relevant Facility which are scheduled to be made, issued, repaid or cancelled on such proposed date for the making of such Advance or the issue of such Letter of Credit;

     3.3.3 to give effect to such request would not result in (i) more than ten Facility A Advances being outstanding or (ii) more than ten Facility B Advances being outstanding or (iii) more than forty Letters of Credit being outstanding;

     3.3.4 (in the case of a Letter of Credit) the identity of the recipient has been agreed by all the Banks no later than 3.00 p.m. (London time) on the third business day in London before the proposed date for the issue of the relevant Letter of Credit;

     3.3.5 (in the case of a Letter of Credit) the form of such Letter of Credit is in such form as has been agreed between the relevant Borrower, the Facility Agent and the Issuing Bank (acting on the instructions of the Banks) by no later than 3.00 p.m. (London time) on the third business day in London before the date from the issue of such Letter of Credit;

     3.3.6     either:

               (a) no Event of Default or (other than in the case of a Rollover Advance) Potential Event of Default has occurred and is continuing or would result from the making of such Advance or the issue of such Letter of Credit; and

               (b) the representations set out in Clause 13 (Representation and Warranties) which are to be repeated pursuant to the relevant Utilisation Request are true on and as of the proposed date for the making of such Advance or the issue of such Letter of Credit and would continue to be true immediately following the making of the relevant Advance or the issue of such Letter of Credit and the application of the proceeds thereof in meeting the purpose for the making of such Advance or the issue of such Letter of Credit (as if references therein to Original Financial Statements were references to the most recent set of annual audited financial statements delivered by each Borrower to the Facility Agent pursuant to Clause 14 (Undertakings))

               or each of the Banks agrees, notwithstanding any matter mentioned at sub-Clause 3.3.6(a) or (b) above to participate in the making of such Advance or the issue of such Letter of Credit,

               then:

               (1) the Facility Agent shall, no later than 5.00 p.m. (London time) on the third business day prior to the proposed Utilisation Date, notify each Bank and (if applicable) the Issuing Bank by telefax or by telephone (with confirmation to follow by telefax) at its Facility Office of the amount of such Advance or Letter of Credit, the amount of such Bank's participation therein and the period for which such Advance or Letter of Credit is to be made;

               (2) each Bank shall, no later than 11.00 a.m. (London time) on such proposed Utilisation Date make its portion of such Advance available to the Facility Agent in the relevant currency, in accordance with Clause 19 (Payments);

               (3) (in the case of an Advance) the Facility Agent shall, no later than 4.00 p.m. (London time) on such proposed Utilisation Date, make such Advance available to the relevant Borrower in accordance with but subject to Clause 19 (Payments); and

               (4) (in the case of any Letter of Credit) the relevant Issuing Bank shall on such proposed Utilisation Date issue such Letter of Credit to the relevant recipient

               Provided that (in the case of a Letter of Credit), if the issue of such proposed Letter of Credit to the proposed beneficiary is prohibited under any law, statute, regulation, order or decree to which a Bank is subject or pursuant to any request or requirement of any central bank or other fiscal, monetary or other authority to which a Bank is subject, the relevant Issuing Bank shall not be obliged to issue such proposed Letter of Credit.

3.4  Facility Office

     Each Bank will participate in each Facility A Advance, each Facility B Advance and each Letter of Credit made pursuant to this Clause 3 through its Facility Office specified in relation thereto in the proportion borne by its Facility A Available Commitment, its Facility B Available Commitment or, as the case may be, its Facility C Available Commitment to the Facility A Available Facility, the Facility B Available Facility or, as the case may be, the Facility C Available Facility immediately prior to the making of such Advance or the issue of such Letter of Credit.

3.5  Reduction of Available Commitment

     If a Bank's Facility A Commitment, its Facility B Commitment or, as the case may be, its Facility C Commitment is reduced in accordance with the terms hereof after the Facility Agent has received the Utilisation Request for a Facility A Advance, a Facility B Advance or a Letter of Credit and such reduction was not taken into account pursuant to of Clause 3.2.3 (Utilisation Details), then both the Original Dollar Amount and the actual amount of that Facility A Advance, Facility B Advance or Letter of Credit shall be reduced accordingly.

3.6  Completion of Letters of Credit

     The Issuing Bank relating to any Letter of Credit is hereby authorised to issue such Letter of Credit pursuant to Clause 3.3 (Making of Advances and Issue of Letters of Credit) by:

     3.6.1 completing the issue date and Expiry Date of such Letter of Credit; and

     3.6.2 executing and delivering such Letter of Credit to the relevant recipient on the Utilisation Date.

3.7  Revaluation of L/C Outstandings

     On each L/C Valuation Date, the Facility Agent shall calculate the amount of the L/C Outstandings (having regard to changes in the Dollar Amounts of the Letters of Credit which may arise as a result of currency fluctuations) and the Facility Agent shall notify the Principal Company and the relevant Borrower of the amount, if any (the "Excess Amount") by which the L/C Outstandings exceed the aggregate Facility C Commitments of the Banks and the relevant Borrower shall:

     (a) procure that the Issuing Banks' obligations under any Letters of Credit are reduced by an amount no less than the Excess Amount; or

     (b) secure that Excess Amount by providing Cash Collateral in an amount no less than the Excess Amount.

3.8  Nomination of Affiliates under the Facilities

     3.8.1 Subject to Clause 3.8.2, each Bank may nominate one or more of its affiliates to perform all or part of its obligations under any of the Facilities and performance of such obligations by an affiliate shall be deemed to discharge the corresponding obligations of the Bank.

     3.8.2 Any Bank (a "Relevant Bank") wishing to nominate an affiliate pursuant to Clause 3.8.1 shall deliver to the Facility Agent a duly executed Affiliate Notice at least five business days prior to the Effective Date specified in the Affiliate Notice.

     3.8.3 Upon the delivery of a duly executed Affiliate Notice, this Agreement shall on the date specified in the Affiliate Notice be read and construed as if the relevant affiliate were a party hereto and such affiliate shall, subject to the terms and conditions of this Clause 3.8 (and to the extent contemplated by the relevant Affiliate Notice), acquire all the rights and assume all the obligations of a Bank hereunder and upon such affiliate performing any of the obligations expressed to be assumed by it in such Affiliate Notice there shall be deemed to be a transfer and assignment of the corresponding rights and obligations of the Relevant Bank hereunder to such affiliate.

     3.8.4 Each Bank hereby irrevocably authorises the Facility Agent to execute on its behalf any Affiliate Notice delivered pursuant to Clause 3.8.2 and each Obligor (other than the Principal Company) hereby irrevocably authorises the Principal Company to execute such Affiliate Notice on its behalf.

     3.8.5 For the avoidance of doubt the parties confirm that each Relevant Bank and any affiliate who is deemed to become a Bank pursuant to Clause 3.8.3 share a single Facility A Commitment, a single Facility B Commitment and a single Facility C Commitment so that the obligations assumed by the affiliate pursuant to this Clause
               3.8 shall not, when aggregated with such Relevant Bank's portion of the Outstandings, cause the Relevant Bank's Commitment to be exceeded.

     3.8.6 For the purposes of constructing an Instructing Group or obtaining the consent of a Bank, the parties agree that any participation in the Facilities by an affiliate of a Relevant Bank shall be deemed to have been a participation by the Relevant Bank.

4.   INDEMNITY IN RELATION TO LETTERS OF CREDIT

4.1  Demand for Payment

     If, at any time, a demand for payment (the amount so demanded being herein referred to as the "Amount Demanded") is made under a Letter of Credit the Issuing Bank relating to such Letter of Credit shall notify the Facility Agent who shall notify each of the Banks and the relevant Borrower and the Principal Company of such demand and the Facility Agent shall make demand of each of the Banks for an amount equal to its share of the Amount Demanded.

4.2  Payment

     Each Bank shall, upon receipt by it of a demand made on it by the Facility Agent under this Clause 4 and in any event no later than 11.00 a.m. (London time) on the business day following receipt of the demand, pay to the Facility Agent the amount demanded of it. The Facility Agent shall, upon receipt of such amount, promptly pay the same to the Issuing Bank of the relevant Letter of Credit.

4.3  Indemnification

     Each Borrower which requests any Letter of Credit hereby irrevocably and unconditionally agrees to indemnify and keep indemnified the Issuing Bank, the Facility Agent and each Bank on demand against each and every sum paid or payable by the Issuing Bank or any such Bank under or in respect of any Letter of Credit and also undertakes to indemnify and hold harmless the Issuing Bank, the Facility Agent and each Bank on demand from and against all actions, proceedings, liabilities, costs (including any costs incurred in funding any amount which falls due from the Issuing Bank, the Facility Agent or any Bank under any Letter of Credit in connection with any such Letter of Credit), claims, losses, damages and expenses which the Issuing Bank, the Facility Agent and each Bank may at any time incur or sustain in connection with or arising out of any Letter of Credit.

4.4  The Issuing Bank's and Banks' Entitlements

     The Issuing Bank and each Bank shall be entitled to make any payment under or in respect of any Letter of Credit for which a demand has been made without any reference to or further authority from the relevant Borrower or the Principal Company or any other investigation or inquiry, need not concern itself with the propriety of any demand made or purported to be made under and in the manner required by the terms of any such Letter of Credit and shall be entitled to assume that any person expressed in any Letter of Credit or in any notice served pursuant to any such Letter of Credit to be entitled to make demands is so entitled and that any individual purporting to sign any such demand or notice on behalf of such person is duly authorised to do so; accordingly, it shall not be a defence to any demand made of the relevant Borrower, nor shall the relevant Borrower's obligations hereunder be impaired by the fact (if it be the case), that the Issuing Bank, the Facility Agent or any Bank was or might have been justified in refusing payment, in whole or in part, of the amounts so demanded.

4.5  Obligations Not Discharged

     The obligations of each of the Banks and the Borrower requesting the Letter of Credit to the Issuing Bank, the Facility Agent and (in the case of such Borrower) each Bank shall not be discharged, lessened or impaired by any act, omission or circumstance whatsoever which, but for this provision, might operate to release or exonerate such Bank or the relevant Borrower from all or part of such obligations or in any other way discharge, lessen or impair the same.

4.6  Certificate of the Issuing Bank Conclusive

     A certificate of the Issuing Bank as to the amount paid out by the Issuing Bank under any Letter of Credit shall, save for manifest error, be conclusive and binding upon the relevant Borrower for the purposes of this Agreement and prima facie evidence of the payment of such amounts in any legal action or proceedings arising in connection therewith.


5.   INTEREST ON ADVANCES

5.1  Rate of Interest

     The rate of interest applicable to a Facility A Advance or a Facility B Advance during the Term of such Advance and to a Facility A Term Advance during each Interest Period shall be the rate per annum determined by the Facility Agent to be the sum of:

     (a) LIBOR (or, in the case of Advances in Euros, EURIBOR) for the Term or, as the case may be, the Interest Period of the Advance;

     (b)       the Applicable Margin; and

     (c)       Reserve Costs, if any.

5.2  Notification

     The Facility Agent shall promptly notify the relevant Borrower and each Bank of each determination made by it pursuant to this Clause 5.

5.3  Payment of Interest

     On the Repayment Date relating to each Facility A Advance and each Facility B Advance (and if such Advance has a Term which exceeds six months, at the end of each successive six monthly period of such Term) the relevant Borrower shall pay accrued interest on that Advance.

5.4  Applicable Margin and L/C Commission Rate

     5.4.1     Applicable Margin

               Subject to sub-Clauses 5.4.2 and 5.4.3, the Facility A Applicable Margin in respect of each Term in respect of each Facility A Advance and each Interest Period in respect of each Facility A Term Advance, the Facility B Applicable Margin in respect of each Term in respect of each Facility B Advance and the L/C Commission Rate shall be the percentage per annum in the relevant column set out below corresponding to the lower of the S&P Rating and the

               Moody's Rating as set out in the column marked S&P Rating and the column marked Moody's Rating below:

                S&P          Moody's     Facility A    Facility B       L/C
              Rating         Rating      Applicable    Applicable   Commission
                                           Margin        Margin        Rate

           A- or higher   A3 or higher     0.300         0.350         0.350
              BBB+            Baa1         0.350         0.400         0.400
          BBB or lower    Baa2 or lower    0.425         0.500         0.500

     5.4.2     No Moody's Rating or No S&P Rating

               If there is no Moody's Rating or no S&P Rating published, the Facility A Applicable Margin shall be the highest percentage rate per annum set out in the table in Clause 5.4.1 under the column marked "Facility A Applicable Margin", the Facility B Applicable Margin shall be the highest percentage rate per annum set out in the table in Clause 5.4.1 under the column marked "Facility B Applicable Margin" and the L/C Commission Rate shall be the highest percentage rate per annum set out in the table in Clause
               5.4.1 under the column marked "L/C Commission Rate".

     5.4.3     Change in Moody's Rating or S&P Rating

               Upon any change in the Moody's Rating or the S&P Rating, the Applicable Margin in respect of the Advances then outstanding and the L/C Commission Rate will be increased or decreased on the third business day after the date on which such change is announced or published by Moody's or S&P, as the case may be.

     5.4.4     Notification of Change in Moody's Rating or S&P Rating

               The Principal Company shall promptly upon becoming aware of the same, inform the Facility Agent in writing of any change in the Moody's Rating or the S&P Rating.


6.   REPAYMENT

6.1  Repayment

     6.1.1 Subject to Clauses 6.13 to 6.15 (inclusive), each Borrower shall repay each Facility A Advance made to it in full on the Repayment Date relating thereto.

     6.1.2 Each Borrower shall repay each Facility B Advance made to it in full on the Repayment Date relating thereto.

6.2  Voluntary Prepayment

     A Borrower may, subject to Clause 17.4 (Broken Periods), if it gives to the Facility Agent not less than ten days' prior written notice to that effect, prepay the whole of any Advance or part of any Advance in an amount no less than US$25,000,000 and an integral multiple of US$ 5,000,000 (or, if the relevant Advance is denominated in Euros such comparable and convenient amount thereof as the Facility Agent may specify), in either case together with all accrued interest on such amount. Any notice of prepayment shall be irrevocable, shall specify the date upon which such prepayment is to be made and the amount of such prepayment and shall oblige such Borrower to make such prepayment on such date. Amounts prepaid in respect of Facility A Advances or Facility B Advances may be reborrowed subject to the terms and conditions hereof. Amounts prepaid in respect of Facility A Term Advances may not be reborrowed.

6.3  Repayment of a Bank's Share of Advance(s) or Letter(s) of Credit

     If any Bank or Issuing Bank claims indemnification from a Borrower under Clause 8 (Taxes) or Clause 10 (Increased Costs) and within thirty days thereafter the Facility Agent receives from such Borrower at least ten days' prior written notice (which shall be irrevocable) of such Borrower's intention to repay such Bank's share of any Advance or to provide Cash Collateral in relation to any Letter of Credit, the Borrower shall, subject to Clause 17.4 (Broken Periods),

     6.3.1     repay such Bank's portion of such Advance; and

     6.3.2 shall procure either that such Bank's L/C Proportion of each relevant Letter of Credit be reduced to zero (by reduction of the amount of that Letter of Credit in an amount equal to that Bank's L/C Proportion) or that Cash Collateral be provided to the Facility Agent in an amount equal to such Bank's L/C Proportion of that Letter of Credit; and (if the circumstance relates to an Issuing Bank) the relevant Borrower shall procure that the relevant Issuing Bank's liability under any Letters of Credit issued by it shall either be reduced to zero or otherwise secured by the relevant Borrower providing Cash Collateral in an amount equal to that Issuing Bank's maximum actual and contingent liabilities under those Letters of Credit.

6.4  Reduction of Commitments

     A Bank for whose account a repayment or payment is to be made under Clause
     6.3 (Repayment of a Bank's Share of Advance(s) or Letter(s) of Credit) shall not be obliged to make any Advances or issue or participate in any Letter of Credit hereunder on or after the date upon which the Facility Agent receives a Borrower's notice of its intention to repay such Bank's share of any Advance or make a payment in respect of a Letter of Credit, on which date such Bank's Available Commitment (including without limitation its Facility C Available Commitment) shall be reduced to zero.

6.5  Repayment Method

     None of the Borrowers shall repay all or any part of any Advance or cancel any Letter of Credit outstanding hereunder except at the times and in the manner expressly provided herein but shall, save as provided herein, be entitled to reborrow any amount repaid.

6.6  Request for Extension of the Facility A Maturity Date

     The Principal Company shall be entitled to request (on behalf of any Borrower of a Facility A Advance) an extension of the Facility A Maturity Date, for an additional period of 364 days, by giving notice to the Facility Agent (the "Extension Request") not more than 60 days nor less than 40 days before the Facility A Maturity Date. Such notice shall be made in writing, be unconditional and binding on the Principal Company and the relevant Borrower except as set out in Clause 6.10.

6.7  Notification of Extension Request

     The Facility Agent shall forward a copy of the Extension Request to the Banks as soon as practicable after receipt of it but, in any event, no later than 5 days after such receipt.

6.8  Banks' Response to Extension Request

     If a Bank, in its individual and sole discretion, agrees to the extension requested by the Principal Company, it shall give notice to the Facility Agent (a "Notice of Extension") (revocable only in the case mentioned in Clause 6.10) no later than 20 days prior to the Facility A Maturity Date. If a Bank does not give such Notice of Extension by such date, then such Bank shall be deemed to have refused such extension.

6.9  Bank's Discretion

     Nothing shall oblige a Bank to agree to an Extension Request or deliver a Notice of Extension.

6.10 Revocation of Extension

     6.10.1 If one or more Banks having in aggregate 50 per cent. or more of the Facility A Commitments have not given a Notice of Extension pursuant to Clause 6.8, then the Facility Agent shall so notify the Principal Company not later than 15 days prior to the Facility A Maturity Date, identifying in such notification which Banks have not given a Notice of Extension.

     6.10.2 The Principal Company may, on the basis that one or more Banks having in aggregate 50 per cent. or more of the Facility A Commitments have not given Notices of Extension and no later than 10 days prior to the Facility A Maturity Date, withdraw its Extension Request provided that, if the Principal Company does not give notice of such withdrawal within that period, then its Extension Request shall be binding on it.

6.11 Extension Date

     The Facility A Maturity Date shall be extended if and when:

     6.11.1 one or more Banks having in aggregate 50 per cent. or more of the Facility A Commitments so agree by giving a Notice of Extension; or

     6.11.2 one or more Banks so agree by giving a Notice of Extension provided that the Principal Company has not withdrawn its Extension Request by the time specified in Clause 6.10.2,

     and the Facility A Maturity Date shall then be extended to the day which is 364 days from (and including) the Facility A Maturity Date provided that, if less than all the Banks give a Notice of Extension, then

     6.11.3 the Facility Agent shall notify the Principal Company of the amount of the Facility A Commitment of each Bank which gives a Notice of Extension not later than 10 days prior to the Facility A Maturity Date;

     6.11.4 the share of any outstanding Facility A Advance of each of the Banks not so extending shall be repaid on the Facility A Maturity Date;

     6.11.5 the Facility A Commitment of each such Bank shall be reduced to zero on such date; and

     6.11.6 the amount of each Facility A Advance shall be reduced accordingly.

     Upon such extension of the Facility A Maturity Date in accordance with the terms hereof, then for purposes of this Agreement the "Facility A Maturity Date" shall be deemed and construed to mean the Facility A Maturity Date as so extended. The Principal Company shall be entitled to request an extension of the Facility A Maturity Date by means of an Extension Request in accordance with Clauses 6.6 to 6.11 (inclusive) on no more than one occasion.

6.12 Notification of Extension

     The Facility Agent shall promptly inform the Principal Company and the Banks which will continue to participate in Facility A of the aggregate amount of each Facility A Advance if reduced pursuant to Clause 6.11.

6.13 Request for Conversion of Facility A

     6.13.1 The Principal Company, on behalf of any Borrower, shall be entitled to request that:

               (a) all or part (being in a minimum amount of US$25,000,000 and an integral multiple of US$5,000,000) of the amount (pro rata amongst the Banks) forming part of a Facility A Advance and outstanding on the Facility A Maturity Date be converted on the Facility A Maturity Date into a Facility A Term Advance maturing on the first anniversary of the Facility A Maturity Date (the "Facility A Termination Date"), provided that such date would not fall after the Facility B Maturity Date; and

               (b) all or part of the Facility A Commitments which have not been drawn down prior to the Facility A Maturity Date be drawn down by way of

                    Facility A Term Advances by the relevant Borrower on the Facility A Maturity Date,

               by delivering to the Facility Agent a request (a "Conversion Request", in the form set out in Schedule 6) not less than 10 days, or more than 30 days prior to the Facility A Maturity Date.

     6.13.2 The Conversion Request shall be unconditional and irrevocable and, in the case of a Conversion Request for the making of Facility A Term Advances under 6.13.1(b), shall be accompanied by a Utilisation Request.

     6.13.3 Any Facility A Advances not requested to be converted shall be repaid in full on the Facility A Maturity Date.

     6.13.4 All undrawn Facility A Commitments not the subject of a Conversion Request shall be cancelled on the Facility A Maturity Date.

     6.13.5 The Facility Agent shall forward a copy of the Conversion Request to each Bank as soon as practicable after receipt.

6.14 Conversion of Existing Facility A Advances

     If:

     6.14.1 the Principal Company has delivered a Conversion Request under Clause 6.13.1(a);

     6.14.2 the conditions in Clauses 3.2 and 3.3 would have been met, mutatis mutandis, if each Facility A Advance to be converted had been a new Facility A Advance; and

     6.14.3 the Principal Company has, on or before the Facility A Maturity Date, paid to the Facility Agent the fees specified in Clause
               22.5 (Term-Out Fee) at the times and in the amounts specified therein,

     then all or a part of each such Facility A Advance which is outstanding on the Facility A Maturity Date (equal to the amount specified in the Conversion Request as being converted) shall automatically be converted on the Facility A Maturity Date into a Facility A Term Advance in the currency in which the relevant outstanding Facility A Advance is denominated at the time of the Conversion Request and shall not be repayable on the Facility A Maturity Date pursuant to Clause 6.1.1 (Repayment) but shall instead be repayable on the Facility A Termination Date.

6.15 Conversion of Undrawn Facility A Commitment

     If:

     6.15.1 the Principal Company has delivered a Conversion Request and Utilisation Request for the making of a Facility A Term Advance under Clause 6.13.1(b);

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

     6.15.2 the conditions in Clauses 3.2 and 3.3 would have been met, mutatis mutandis, if such Facility A Term Advance had been a new Facility A Advance; and

     6.15.3 the Principal Company has, on or before the Facility A Maturity Date, paid to the Facility Agent the fees specified in Clause
               22.5.2 (Term-Out Fee) at the times and in the amounts specified therein,

     then a Facility A Term Advance shall be made on the Facility A Maturity Date to the relevant Borrower and shall not be repayable on the Facility A Maturity Date under Clause 6.1.1 (Repayment) but shall instead be repayable on the Facility A Termination Date.

6.16 Interest Periods

     The period for which a Facility A Term Advance is outstanding shall be divided into successive periods each of which (other than the first, which shall begin on the Facility A Maturity Date) shall start on the last day of the preceding such period.

6.17 Duration of Interest Periods

     The duration of each Interest Period shall, save as otherwise provided herein, be such period of one, two, three or six months as the relevant Borrower may select or such other period as may be agreed by the Banks, provided that:

     6.17.1 if the Borrower and the Banks fail to agree in relation to an Interest Period, the duration of that Interest Period shall, subject to Clauses 6.17.2 and 6.17.3, be three (3) months;

     6.17.2 any Interest Period which begins during or at the same time as any other Interest Period shall end at the same time as that other Interest Period; and

     6.17.3 any Interest Period which would otherwise end during the month preceding, or extend beyond, the Facility A Termination Date shall be of such duration that it shall end on the Facility A Termination Date.

6.18 Consolidation of Facility A Term Advances

     If two or more Interest Periods end at the same time, then, on the last day of those Interest Periods, the Facility A Term Advances to which they relate shall be consolidated into and treated as a single Facility A Term Advance.

6.19 Payment of Interest on Facility A Term Advances

     On the last day of each Interest Period the relevant Borrower shall pay accrued interest on the Facility A Term Advance to which such Interest Period relates.

6.20 Amounts of Facility A Term Advances

     The amount of a Facility A Term Advance during an Interest Period relating thereto (in determining which it shall be assumed that any part of such Advance falling to be repaid on or before the last day of the preceding Interest Period, if any, relating thereto is duly repaid) shall be if such Advance is to be denominated in Euros, the amount in Euros which could be purchased with the Dollar Amount of such Advance at the spot rate of exchange quoted by the Facility Agent at or about 11.00 a.m. on the third business day preceding the first day of such Interest Period for the purchase of Euros with dollars, provided that if a Facility A Term Advance is to be denominated in Euros during two successive Interest Periods and the amount of such Advance, calculated in accordance with this clause is no more than 5 per cent. higher or lower than its Existing Amount, its New Amount shall be its Existing Amount.

6.21 Same Currency

     If any Facility A Term Advance is to be denominated in Euros during two successive Interest Periods and there is any difference between the Existing Amount of such Advance and its New Amount, then, on the last day of the first of those Interest Periods:

     6.21.1 if the Existing Amount of such Advance exceeds its New Amount, the relevant Borrower shall pay to the Facility Agent for the account of the Banks an amount equal to the amount of such excess; or

     6.21.2    if the New Amount of such Advance exceeds its Existing Amount:

               (a) each Bank shall pay to the Facility Agent for the account of the relevant Borrower an amount equal to its portion of the amount of such excess; or

               (b) if an Event of Default shall have occurred and the Facility Agent or an Instructing Group so determines, no such payments shall be made and a sum equal to the aggregate amount which would have been so payable shall be treated as having been prepaid by the Borrower under Clause 6.2 (Voluntary Prepayment).


7.   CANCELLATION

7.1  Cancellation

     7.1.1 The Principal Company may, by giving to the Facility Agent not less than five business days' prior written notice to that effect, cancel the whole or any part (being an amount of not less than $25,000,000 and an integral multiple of $5,000,000) of the Facility A Total Commitments, the Facility B Total Commitments or the Facility C Total Commitments. Any such cancellation shall reduce the Facility A Commitment, the Facility B Commitment or, as the case may be, the Facility C Commitment of each Bank rateably.

     7.1.2 The Principal Company may give the Facility Agent not less than ten business days' prior notice of its intention to procure that the relevant Issuing Bank's liability under a Letter of Credit is reduced to zero (whereupon it shall do so).

7.2  Irrevocable Instruction

     Any notice of cancellation given by the Principal Company pursuant to Clause 7.1 (Cancellation) shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation. Amounts so cancelled may not be reborrowed.

7.3  Notice

     The Facility Agent shall promptly notify each of the Banks of any notice of cancellation received by it from the Principal Company pursuant to Clause
     7.1 (Cancellation).

7.4  Cancellation of Commitment

     If any Bank or Issuing Bank claims indemnification from the Principal Company under Clause 8 (Taxes) or Clause 10 (Increased Costs), the Principal Company may, whilst the relevant circumstances continue and by not less than ten days' prior written notice to the Facility Agent (which notice shall be irrevocable), (i) cancel such Bank's or such Issuing Bank's Commitment whereupon such Bank or such Issuing Bank shall cease to be obliged to make Advances or to issue Letters of Credit and its Commitment (including without limitation its Facility C Commitment) shall be reduced to zero and (ii) (if such circumstance relates to an Issuing Bank) cancel or provide Cash Collateral in respect of that Issuing Bank's Letters of Credit.


8.   TAXES

8.1  Tax Gross-Up

     All payments to be made by any Obligor to any person hereunder shall be made free and clear of and without deduction or withholding for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding, including without limitation deductions or withholdings applicable to additional sums payable under this Clause 8.1) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

8.2  Tax Indemnity

     Without prejudice to the provisions of Clause 8.1 (Tax Gross-Up), if any person or the Facility Agent on its behalf is required to make any payment on account of tax or otherwise (not being a tax imposed on the net income of any Facility Office by the jurisdiction in which it is incorporated or in which such Facility Office is located) on or in relation to any sum received or receivable hereunder by such person or the Facility Agent on its behalf (including, without limitation, any sum received or receivable under this Clause 8) or any liability in respect of any such payment is asserted, imposed, collected, levied or assessed against such person or the Facility Agent on its behalf, the Principal Company shall, upon demand of the Facility Agent, promptly indemnify such person against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

8.3  Claims by Banks or Issuing Banks

     Any person intending to make a demand pursuant to Clause 8.2 (Tax Indemnity) shall notify the Principal Company (through the Facility Agent in the case of a Bank or an Issuing Bank) in reasonable detail of the event by reason of which it is entitled to do so provided that nothing herein shall require such person to disclose any confidential information relating to the organisation of its affairs.

8.4  U.S. Withholding Taxes

     The Facility Agent and each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes which is or will be a lender to any US Obligor agrees that it will deliver to such US Obligor (in the case of a Bank, via the Facility Agent) within ten business days of the date hereof two duly completed copies of United States Internal Revenue Service Form W8-BEN or W-8ECI or successor applicable form, as the case may be. Each such Bank and the Facility Agent also agrees to deliver to such US Obligor (in the case of a Bank, via the Facility Agent) two further copies of said Form W8-BEN or W-8ECI or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to such US Obligor (if applicable, via the Facility Agent) and such extensions or renewals thereof as may reasonably be requested by such US Obligor or the Facility Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank or the Facility Agent from duly completing and delivering any such form with respect to it and such Bank or the Facility Agent so advises such US Obligor (in the case of any Bank, via the Facility Agent) and the Facility Agent. The Forms W8-BEN or W-8ECI described above shall indicate that the relevant Bank or Facility Agent is entitled to receive payments from each US Obligor under this Agreement without deduction or withholding of any United States federal income taxes.

     Notwithstanding anything to the contrary contained in this Clause 8, (x) each US Obligor shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of the Facility Agent and each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes to the extent that such Facility Agent or Bank, as the case may be, has not provided to such US Obligor within a reasonable time the IRS forms that establish a complete exemption from such deduction or withholding and (y) such US Obligor shall not be obligated pursuant to Clause 8.1 hereof to gross-up payments to be made by such US Obligor, or pursuant to Clause 8.2 hereof to indemnify any person, in respect of income or similar taxes imposed by the United States if such Facility Agent or Bank, as the case may be, has not provided to such US Obligor within a reasonable time the IRS forms required to be provided to the US Obligor pursuant to this Clause 8.4 provided, however, that (x) and (y) above shall not apply if the failure to provide the relevant form is due to an event (including a change in law, treaty or regulation) that occurred prior to the date on which the relevant form is required which renders all such forms inapplicable or prevents the relevant Bank or Facility Agent from duly completing and delivering any such form indicating its entitlement to receive payments free of any such withholding tax.

8.5  Tax Benefit

     If an Obligor pays any additional amount under this Clause 8 and a Bank determines in its sole discretion that it is entitled to receive or realise in connection therewith any refund or any reduction of, or credit against, its tax liabilities (a "Tax Benefit"), such Bank shall pay to such Obligor an amount that the Bank shall, in its sole discretion, determine is equal to the benefit obtained by such Bank as a consequence of such Tax Benefit; provided, however, that (i) such Bank may determine, in its sole discretion consistent with the policies of the Bank, whether to seek a Tax Benefit;
     (ii) any taxes that are imposed on such Bank as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback that otherwise would not have expired) of any Tax Benefit with respect to which such Bank has made a payment to the Obligor pursuant to this Clause 8.5 shall be treated as a tax for which such Obligor is obligated to indemnify such Bank pursuant to this Clause 8.5; and (iii) nothing in this Clause 8.5 shall require any Bank to disclose any confidential information to an Obligor (including, without limitation, its tax returns).

8.6  Tax Co-operation

     If the Obligors determine in good faith that a reasonable basis exists for contesting a tax, the relevant Bank, or the Facility Agent, as applicable, shall cooperate with the Obligors in challenging such tax at the Obligors' expense and if requested by the Obligors in writing; provided, however, that no Bank shall be required to take any action hereunder which, in the sole discretion of such Bank, would cause such Bank or its applicable lending office to suffer an economic, legal or regulatory disadvantage.

8.7  Survival of Tax Provisions

     The provisions of this Clause 8 shall survive until thirty days after the expiration of the applicable statute of limitations with respect to any such taxes.


9.   TAX RECEIPTS

9.1  Notification of Requirement to Deduct Tax

     If, at any time, any Obligor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Facility Agent upon becoming aware of the same.

9.2  Evidence of Payment of Tax

     If any Obligor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Facility Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority (if any) or other written evidence of payment as such Obligor can provide evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.


10.  INCREASED COSTS

10.1 Increased Costs

     If, by reason of (i) the introduction of or any change in law or regulation or in its interpretation, application or administration, (ii) compliance with any law or regulation and/or (iii) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority (including, without limitation, a request or requirement which affects the manner in which a Bank or any holding company of such Bank is required to or does maintain capital resources having regard to such Bank's obligations hereunder and to amounts owing to it hereunder):

     10.1.1 a Bank or any holding company of such Bank incurs a cost as a result of such Bank's having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment or performing its obligations (including its obligation to make Advances or participate in, or make a payment under, a Letter of Credit) under this Agreement and/or its participating in or making one or more Advances or the issuing of or participation in one or more Letters of Credit;

     10.1.2 a Bank or any holding company of such Bank is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for such Bank's having entered into and/or performing its obligations and/or assuming or maintaining a commitment under this Agreement or any Letter of Credit;

     10.1.3 there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Advances or payments in respect of Letters of Credit made or to be made by such Bank hereunder; or

     10.1.4 a Bank or any holding company of such Bank becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on the net income of such holding company or any Facility Office of such Bank by the jurisdiction in which it is incorporated or in which such Facility Office is located) on or calculated by reference to the amount of the Advances made or to be made by such Bank hereunder or Letters of Credit issued to or to be issued hereunder or its participation therein and/or to any sum received or receivable by it hereunder, then the Principal Company shall, from time to time on demand of the Facility Agent, promptly pay to the Facility Agent for the account of that Bank amounts sufficient to indemnify that Bank or any such holding company against, as the case may be, (1) such cost, (2) such reduction in such rate of return (or such proportion of such reduction as is, in the opinion of that Bank, attributable to its obligations hereunder), (3) such increased cost (or such proportion of such increased cost as is, in the opinion of that Bank, attributable to its funding or maintaining Advances or payments in respect of Letters of Credit) or (4) such liability.

     This Clause 10.1 (Increased Costs) shall not apply to the extent any payment by the Principal Company thereunder would be (i) attributable to tax deductions or withholdings required by law to be made by any Obligor on account of tax from a payment under this Agreement, (ii) compensated for by Clause 8.2 (Tax Indemnity), (iii) compensated for by the payment of applicable Reserve Costs, or (iv) attributable to a wilful breach of any law or regulation by the relevant Bank.

10.2 Increased Cost Claims

     A Bank intending to make a claim pursuant to Clause 10.1 (Increased Costs) shall notify the Facility Agent in reasonable detail of the event by reason of which it is entitled to do so and each Bank shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of such claim for increased costs, whereupon the Facility Agent shall notify the Principal Company thereof provided that nothing herein shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

10.3 Illegality

     If, at any time, it is unlawful for a Bank or an Issuing Bank to maintain its Commitment or to make, fund or allow to remain outstanding all or any of the Advances made or to be made by it hereunder or to participate in the issue of, or to allow to remain outstanding all or any of its liabilities under, any of the Letters of Credit then that Bank or Issuing Bank, as the case may be, shall, promptly after becoming aware of the same, deliver to the Principal Company through the Facility Agent a notice to that effect and:

     10.3.1 such Bank or Issuing Bank, as the case may be, shall not thereafter be obliged to make any Advances or to participate in the issue of any Letters of Credit and the amount of its Commitment shall be immediately reduced to zero; and

     10.3.2 if the Facility Agent on behalf of such Bank or Issuing Bank, as the case may be, so requires, the Principal Company shall procure that the relevant Borrower or Borrowers shall on such date as the Facility Agent shall have specified (being no earlier than the last day of any applicable grace period permitted by law) (i) repay such Bank's or Issuing Bank's, as the case may be, share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank or Issuing Bank, as the case may be, hereunder and/or (ii) procure that such Bank's or Issuing Bank's, as the case may be, obligations under any Letters of Credit will be reduced to zero or otherwise secured with 100% Cash Collateral (in the currency in which such Letter of Credit is denominated) in a manner acceptable to such Bank or Issuing Bank, as the case may be.

10.4 Regulation Costs

     Each relevant Borrower shall, within seven days of demand by any Bank (through the Facility Agent), pay to that Bank the amount of any Regulation Costs actually incurred by that Bank in respect of any Advance made by it to that Borrower. Any such demand shall contain reasonable details of the calculation of the relevant Regulation Costs.


11.  MITIGATION

     If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

     11.1.1 the reduction of its Commitment to zero pursuant to Clause 10.3 (Illegality);

     11.1.2 an increase in the amount of any payment to be made to it or for its account pursuant to Clause 8.1 (Tax Gross-Up); or

     11.1.3 a claim for indemnification pursuant to Clause 8.2 (Tax Indemnity) or Clause 10.1 (Increased Costs),

     then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of any Obligor under any of the Clauses referred to in Clauses 11.1.1, 11.1.2 or 11.1.3 above, such Bank shall promptly upon becoming aware of the same notify the Facility Agent thereof and, in consultation with the Facility Agent and the Principal Company and to the extent that it can do so without prejudice to its own position, take reasonable steps to mitigate the effects of such circumstances including the transfer of its Facility Office provided that such Bank shall be under no obligation to take any such action if, in the opinion of such Bank, to do so might have any material adverse effect upon its business, operations or financial condition. In addition, if circumstances arise which would result in a Bank becoming subject to a tax which is not indemnified or grossed up under Clause 8, each Obligor shall take reasonable steps to mitigate the effect of such circumstances.


12.  MARKET DISRUPTION

     If, in relation to any Advance:

     12.1.1 the Facility Agent determines that at 11.00 a.m. on the Quotation Date for such Advance (i) there is no Screen Rate quote for LIBOR or EURIBOR, as applicable and (ii) none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Term or Interest Period thereof; or

     12.1.2 before the close of business in London on the Quotation Date for such Term or Interest Period the Facility Agent has been notified by a Bank or each of a group of Banks to whom in aggregate thirty-five per cent. or more of the

               Dollar Amount of the Outstandings is (or, if such Advance were then made, would be) owed that the cost to it of obtaining matching deposits in the relevant interbank market will be in excess of LIBOR or, if applicable, EURIBOR, then, notwithstanding the provisions of Clause 5 (Interest on Advances):

     12.1.3 the Facility Agent shall notify the other parties hereto of such event;

     12.1.4    such Advance shall not be made; and

     12.1.5 if the Facility Agent or the Principal Company so requires, within five days of such notification the Facility Agent and the Principal Company shall enter into negotiations in good faith with a view to agreeing a substitute basis for determining the rates of interest which may be applicable to Advances in the future and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto provided that the Facility Agent may not agree any such substitute basis without the prior consent of each Bank.


13.  REPRESENTATIONS AND WARRANTIES

13.1 Representations and Warranties

     Each Obligor represents and warrants to the Facility Agent and each of the Banks that:

     13.1.1    Status


               (a) (in the case of the Principal Company) it is a public company with limited liability (naamloze vennootschap) duly incorporated and validly existing under the laws of The Netherlands and has the corporate power and authority to own its property and assets and to carry on its business as it is now being conducted;

               (b) (in the case of Croesus) it is a corporation duly organised and in good standing under the laws of the State of Delaware and the laws of the United States of America and has the corporate power and authority to own its property and assets and to carry on its business as it is now being conducted;

               (c) (in the case of Ahold Finance USA) it is a company duly organised and in good standing under the laws of Delaware and the laws of the United States of America and has the power and authority to own its property and assets and to carry on its business as it is now being conducted; and

               (d) (in the case of any Additional Borrower) it is a corporation duly organised and in good standing under the laws of its jurisdiction of incorporation and has the power and authority to own its property and assets and to carry on its business as it is now being conducted;

     13.1.2    Corporate Power; Execution

               it has the power to enter into and perform the Finance Documents to which it is expressed to be a party and the transactions contemplated thereby and to borrow and to undertake obligations in respect of Letters of Credit hereunder and has taken all necessary actions to authorise the borrowing of Advances and the undertaking of obligations in respect of Letters of Credit upon the terms and conditions of this Agreement and to authorise the execution, delivery and performance of the Finance Documents to which it is expressed to be a party in accordance with their respective terms;

     13.1.3    Binding Obligations

               each of the Finance Documents to which it is expressed to be a party constitutes and will at all times constitute its legal, valid and binding obligations, enforceable in accordance with its terms subject to any legal limitations arising as a result of any applicable laws relating to bankruptcy or insolvency or equivalent proceedings and subject to any general principles of law limiting its obligations which are specifically referred to in the legal opinions delivered pursuant to Clause 2.3 (Conditions Precedent Documents) and Schedule 3 (Conditions Precedent Documents);

     13.1.4    Claims Pari Passu

               its indebtedness under this Agreement is its direct, unconditional and general indebtedness and ranks, and will at all times rank, pari passu with all other unsecured indebtedness and liabilities (actual or contingent) (with the exception of any indebtedness and liabilities preferred by law and deferred or subordinated indebtedness) issued, created or assumed now or in the future or for which it is now or may at any time in the future otherwise be or become responsible;

     13.1.5    Financial Statements

               its Original Financial Statements (copies of which have been provided to each of the Banks) and the most recently published quarterly financial statements of the Principal Company were prepared in accordance with accounting principles generally accepted in The Netherlands (in the case of the Principal Company) and its jurisdiction of incorporation and The Netherlands (in the case of any Additional Borrower) and fairly present its condition and (in the case of the Principal Company) that of the Group, at the date to which the Original Financial Statements or the most recently published quarterly financial statements of the Principal Company, as the case may be, have been prepared and its results and (in the case of the Principal Company) the results of the Group for such year; and such accounts included all significant liabilities (including contingent liabilities);

     13.1.6    No Material Adverse Change

               since the date on which the most recently published quarterly financial statements of the Principal Company were prepared there has been no material adverse change in its (or, in the case of the Principal Company, the Group's, or, in the case of Croesus, Croesus and its subsidiaries, or, in the case of Ahold Finance USA, Ahold Finance USA and its subsidiaries) financial or trading condition or prospects which could have a material adverse effect on its ability to perform or comply with its obligations under any of the Finance Documents to which it is expressed to be a party;

     13.1.7    No Event of Default

               no Event of Default or (other than in relation to a Rollover Advance) Potential Event of Default has occurred and is continuing unremedied, nor will any Event of Default or (other than in relation to a Rollover Advance) Potential Event of Default result from the making of any Advance or issue of or participation by a Bank in any Letter of Credit hereunder;

     13.1.8    Non-Violation of Laws, Agreements

               its execution, delivery and performance of the Finance Documents to which it is expressed to be a party, the borrowing of Advances and the use of the proceeds thereof and the undertaking of obligations in respect of Letters of Credit do not and will not violate in any respect any provisions of (i) any applicable federal law or judgment of the United States, (ii) any applicable law or judgement of The Netherlands, the State of Delaware, its jurisdiction of incorporation or any other relevant jurisdiction, or (iii) any mortgage, contract, other undertaking or instrument to which it is a party or which is binding upon it or any of its assets (to an extent that (x) such violation could have a material adverse effect on its financial condition or (y) such violation could give rise to any claim against any of the Finance Parties) and does not and will not result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such mortgage, contract or other undertaking or instrument;

     13.1.9    No Proceedings

               no litigation, arbitration or administrative proceedings are presently current or pending or, to the best of its knowledge threatened, which would or might reasonably have a material adverse effect on its ability to perform its obligations under this Agreement;

     13.1.10   Validity and Admissibility in Evidence

               all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the

               Finance Documents to which it is expressed to be party, (b) to ensure that the obligations expressed to be assumed by it in the Finance Documents to which it is expressed to be party are legal, valid and binding and (c) to make the Finance Documents to which it is expressed to be party admissible in evidence in its jurisdiction of incorporation have been done, fulfilled and performed;

     13.1.11   No Breach or Default

               no member of the Group is in breach of or in default under any agreement in respect of borrowed money which exceeds $50,000,000 (or its equivalent) (save, in respect of any guarantees, where liability under such guarantee is being contested by an Obligor in good faith) to which it is a party or which is binding on it or any of its assets;

     13.1.12   Accuracy of Information

               all of the written information supplied by it to the Facility Agent, the Arrangers and the Banks in connection herewith or with the Information Memorandum is (save as disclosed to the Facility Agent prior to the date hereof in any written statement identified on its face as a disclosure against this representation) true, complete and accurate in all material respects and it is not aware of any material facts or circumstances that have not been disclosed to the Facility Agent, the Arrangers and the Banks and which might, if disclosed, adversely affect the decision of a person considering whether or not to provide finance to it (provided that, to the extent that this representation and warranty relates to the Information Memorandum, such representation and warranty shall be made or given on the date on which the Information Memorandum is approved by the Principal Company and on the date hereof);

     13.1.13   No Winding-Up

               none of it or, subject to the proviso below, any other member of the Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it or such member of the Group for its or such member of the Group's winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any member of the Group or of any or all of its or such member of the Group's assets or revenues provided that it shall not, for purposes of this Agreement, be a misrepresentation under this Clause 13.1.13 if the events or circumstances referred to in this Clause 13.1.13 apply only to member(s) of the Group which are not Obligors unless the consolidated or unconsolidated net sales of such member(s) of the Group (as determined by reference to the most recently published audited consolidated financial statements of the Principal Company), when aggregated with the consolidated or unconsolidated net sales of each other member of the Group (as determined by reference to the most recently published audited consolidated financial statements of the Principal Company) which is the subject of any event or circumstance referred to in this Clause 13.1.13, exceeds 5% of consolidated net sales of the Group taken as a whole (as determined by reference to the most recently published audited consolidated financial statements of the Principal Company);

     13.1.14   Compliance with Applicable Law

               it is conducting, in all material respects, its business and operations in compliance with all laws and regulations and all directives of governmental authorities having the force of law applicable or relevant to it;

     13.1.15   Title to Property

               it owns and has good and marketable title to all of its property except where the failure to have such good and marketable title would not reasonably be expected to have a material adverse effect on it;

     13.1.16   Environmental Laws and Permits

               to the best of its knowledge, it is in compliance in all material respects with all Environmental Laws and it has obtained, and will at all times obtain, and is in compliance in all material respects with, all Environmental Permits;

     13.1.17   Environmental Claims

               to the best of its knowledge, there are no circumstances which have led, or could lead, to a competent authority or a third party taking any action or making a claim under any Environmental Laws including the requirement to clean up any contaminated land or the revocation, suspension, variation or non-renewal of any Environmental Permits or to any member of the Group having to take action to avert the possibility of any such action or claim which action or claim would have a material adverse effect on the Group;

     13.1.18   ERISA Matters

               (a) the aggregate liabilities of each Obligor, each Material US Subsidiary and the ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date hereof, would not have a material adverse effect upon the financial condition of such Obligor or Material US Subsidiary;

               (b) each Employee Plan is in compliance in all material respects in form and operation with ERISA and the Code except for any instance of noncompliance that would not have a material adverse effect upon the financial condition of any Obligor;

               (c) except as disclosed, each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favourable determination letter from the IRS to be so qualified as to form (or has submitted or is within the remedial amendment period for submitting an application for a determination letter with the IRS), and, to the knowledge of any Obligor, nothing has occurred since the date of such determination that would materially adversely affect such determination except as disclosed;

               (d) except to the extent as would not have a material adverse effect upon the financial condition of the Obligor or Material U.S. Subsidiary, the fair market value of the assets of each Employee Plan subject to Title IV of ERISA is at least equal to the present value of the "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Employee Plan determined using the actuarial assumptions and methods used by the actuary to such Employee Plan in its most recent valuation of such Employee Plan;

               (e) there are no actions, suits or claims pending against or with respect to any Employee Plan (other than routine claims for benefits) which would cause any Obligor or any Material US Subsidiary to incur a material liability or to the knowledge of any Obligor or such Material US Subsidiary, which could reasonably be expected to be asserted against or with respect to any Employee Plan that would have a material adverse effect upon the financial condition of any Obligor;

               (f) each of the Obligors and the ERISA Affiliates has made all material contributions to or under each such Employee Plan, or any contract or agreement requiring contribution to any Employee Plan, except for any failure to make such contributions that would not have a material adverse effect upon the financial condition of the Obligors;

               (g) no Obligor, Material US Subsidiary or ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan subject to Section 4064(a) of ERISA to which it made contributions each in a manner that would have a material adverse effect upon the financial condition of the Obligors; and

               (h) no Obligor, Material US Subsidiary or ERISA Affiliate has incurred or reasonably expects to incur any material liability to PBGC other than for premiums under Section 4007 of ERISA that would have a material adverse effect upon the financial condition of any Obligor;

     13.1.19   No Violation of Regulations or Exchange Act, etc.

               the borrowings made hereunder will not violate, or give rise to a violation of, any of the Regulations. No member of the Group or any agent acting in their behalf has taken or will take any action which would cause this Agreement or any of the documents or instruments delivered pursuant hereto, any borrowing hereunder or use of proceeds thereof to violate any Regulation or to violate the Exchange Act or any applicable US federal or state securities laws; and

     13.1.20   No Investment Company, etc.

               no member of the Group is subject to regulation under the United States Public Utility Holding Company Act of 1935, the United States Federal Power Act or the United States Investment Company Act of 1940 or to any United States federal or state statute or regulation limiting its ability to incur indebtedness; no Obligor is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the U.S. Investment Company Act of 1940 (15 U.S.C. sections 80a-1. et seq.); and none of the transactions contemplated by this Agreement will violate such Act.


14.  UNDERTAKINGS

     Each of the Borrowers and the Guarantor (unless otherwise specified) undertakes that from and after the date hereof and until all sums due and to become due from the Borrowers under this Agreement have been paid or repaid and the Facilities shall no longer exist:

     14.1.1    Financial Statements

               (a)  Annual Statements

               the Principal Company will deliver to the Facility Agent and each of the Banks as soon as the same are available (and in any event no later than 180 days after the end of the relevant financial year) its audited consolidated (and unconsolidated to the extent that any Bank shall have to comply with any regulations imposed on it in relation to the provision of financial information by the Principal Company) profit and loss account for such financial year and its audited consolidated (and unconsolidated to the extent that any Bank shall have to comply with any regulations imposed on it in relation to the provision of financial information by the Principal Company) balance sheet as at the end of such financial year prepared in conformity with generally accepted accounting principles in The Netherlands applied on a basis consistent with those of the preceding financial year, or if not prepared on a consistent basis, containing or accompanied by an adequate explanation of the consequences of any such inconsistency;

               (b)  Interim Statements
               the Principal Company will promptly send to the Facility Agent and each of the Banks two copies of any interim report or accounts or any other notice or communication sent by it to its shareholders in their capacity as such or to any stock exchange on which its shares are listed;

               (c)  Other Financial Information

               it will forthwith upon a request to that effect, provide the Facility Agent with such additional financial information or other information as the Facility Agent or any Bank through the Facility Agent may from time to time reasonably require (including, without limitation, information that the Facility Agent or any Bank may reasonably require in order to determine the ratios referred to in Clause 14.1.7) in respect of any financial period) and upon receipt of a written request to that effect from the Facility Agent, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred;

               (d)  Repetition of Representations

               it will annually as soon as possible after the end of its financial year (but in no event later than 90 days after the end of the relevant financial year) furnish the Facility Agent with a certificate to the effect that the representations and warranties set out in Clause 13 (Representations and Warranties) hereof are true and accurate on and as of that time as if made at that time (provided that the representation and warranty in Clause 13.1.12 (Accuracy of Information) shall be made or given on such date but as of and with reference to the facts and circumstances existing on the date on which the relevant information was supplied to the Finance Parties.)

               (e)  Quarterly Statements

               without prejudice to Clause 14.1.1(b), the Principal Company will as soon as possible after the end of each quarter of each financial year (but in no event later than 90 days after the end of the relevant quarter of such financial year) furnish the Facility Agent in sufficient copies for the Banks with its interim report in respect of such financial quarter, such interim report to contain such information as may be required to enable the Facility Agent and the Banks to calculate the ratios contained in Clause 14.1.7 as at or during the four quarter period ending on (as the case may be) the last day of the relevant quarter of such financial year and a duly signed certificate by one of its duly authorised officers stating that the covenants set out in Clause 14.1.7 were complied with during the four quarter period ending at the end of such quarter;

     14.1.2    Notification of Events of Default

               it will promptly give written notice to the Facility Agent of any Event of Default and of any Potential Event of Default or of the occurrence of any such event in relation to a subsidiary as if the references to Borrower in Clause 15 (Events of Default) were references to a subsidiary and if, in such latter case, such event could have a material adverse affect on the ability of any Borrower to perform its obligations under this Agreement, at the same time informing the Facility Agent of any action taken or proposed to be taken by such Borrower in connection therewith;

     14.1.3    Negative Pledge

               it will not without the Banks' prior written consent create or permit to be created or to subsist and will ensure that none of its subsidiaries will without the Banks' prior written consent create or permit to be created or to subsist any encumbrance on or over the whole or any part of its assets (present or future) other than the Cash Collateral, provided however that:

               (a) the foregoing shall not prohibit any encumbrances upon any Margin Stock; and

               (b)  the Banks hereby consent to

                    (i) encumbrances to secure indebtedness for borrowed money to be created or to subsist over assets and revenues not in excess of 15% of the total consolidated net assets of the Group according to the audited consolidated financial statements of the Group most recently delivered to the Facility Agent pursuant to Clause 14.1.1(a), and

                    (ii) encumbrances created or consented to by any member of the Group prior to the date of this Agreement provided that the Principal Company has notified the Facility Agent in writing of such encumbrances providing to the Facility Agent full details thereof, such notice to be received by the Facility Agent not later than the date hereof;

     14.1.4    Security

               it will, if the consent (other than the consent granted pursuant to sub-clause 14.1.3) of the Banks is required pursuant to sub-clause 14.1.3 above and such consent is forthcoming in relation to any encumbrance, create to the satisfaction of the Banks in favour of the Banks (or the Facility Agent on behalf of the Banks) the same encumbrance or such other encumbrance or encumbrances as the Banks in their absolute discretion shall deem not materially less beneficial to them than the encumbrance in respect of which such consent is given to secure, in each case, all sums due and to become due from any Obligor under this Agreement provided that the foregoing shall not apply to any Margin Stock;

     14.1.5    Notice of Proceedings

               it will forthwith notify the Facility Agent of any litigation or administrative or arbitration proceedings in or by any court, tribunal, arbitrator or governmental or municipal authority in process, pending or threatened against any member of the Group or any of their respective assets which might have a material adverse effect on the ability of an Obligor to perform its obligations under this Agreement;

     14.1.6    Authorisations and Approvals

               it will use its best endeavours to obtain and maintain, and the Principal Company shall cause each of the Obligors to use their best endeavours to obtain and maintain, all authorisations, approvals, consents, licenses and exemptions and it will make, and the Principal Company shall cause each of the Obligors to make, all necessary filings and registrations as may be required under any applicable law or regulation (which expression shall include, without limitation, the Regulations and applicable federal and state securities laws) to enable it to perform its obligations under each Finance Document, or required for the validity or enforceability of each Finance Document and will comply with the terms of the same; and

     14.1.7    Interest Cover Ratio

               the Principal Company will ensure at all times the consolidated financial condition of the Group, as evidenced by the Principal Company's most recently published quarterly consolidated financial statements (adjusted to take account of any changes in circumstances which occur after the date as of which such audited annual consolidated financial statements were prepared), shall be such that the ratio, determined on a rolling four quarter average basis, of (i) operating results plus the amount attributable to amortisation of goodwill plus exceptional results (if negative) or minus exceptional results (if positive) to (ii) Net Interest Expense, is not less than 3.00:1.00.

               The expressions used in this Clause 14.1.7 shall have the meanings attributed thereto in the Original Financial Statements but so that "Net Interest Expense" shall equal interest expense minus interest income.

               Finally, "determined on a rolling four quarter average basis" means in relation to the ratio referred to above, such ratio tested at the end of each Quarterly Financial Period by taking the average of such ratios calculated for each of such Quarterly Financial Period and the three immediately preceding Quarterly Financial Periods where "Quarterly Financial Period" means a financial quarter of a financial year of the Principal Company;

     14.1.8    Insurance
               procure that each member of the Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Group whose practice is not to self insure;

     14.1.9    Environmental Laws and Permits

               it shall and shall ensure that each of its subsidiaries shall comply, in all material respects, with all Environmental Laws and Environmental Permits applicable from time to time to all or any part of its business or assets;

     14.1.10   Environmental Claims

               it shall not and it shall ensure that each of its subsidiaries shall not allow any circumstances to arise which could lead to a competent authority or a third party taking action or making a claim under any Environmental Laws including the requirement to clean up any contaminated land or the revocation, suspension, variation or non-renewal of any Environmental Permits or to it or any such subsidiary having to take action to avert the possibility of any such action or claim which action or claim would have a material adverse effect on the Group;

     14.1.11   Notification of Environmental Matters

               within four days of the receipt of notice of the same, give full particulars (and if requested a copy of any written particulars received by the relevant member of the Group) to the Facility Agent of any material notice, order, direction, designation, resolution or proposal having application to all or any part of the its business or assets or that of any of its subsidiaries or to the area in which such business or assets are situate or to any real property owned, leased, used or operated by any member of the Group given or made by any planning authority or other public body or authority whatsoever under or by virtue of Environmental Laws or any other statutory power whatsoever or in pursuance of the powers conferred by any other statute whatsoever;

     14.1.12   Compliance with Environmental Orders

               if so required by the Facility Agent, without delay and at the cost of the Principal Company, take all reasonable or necessary steps to comply with any such notice or order referred to in Clause 14.1.11 above and at the request of any Bank, without delay and at the cost of the Principal Company, make or join with the Facility Agent in making such objection or objections or representations against or in respect of any proposal for such a notice or order as the Facility Agent shall deem expedient;

     14.1.13   Further Information
               it shall provide all relevant information reasonably requested (including information on its current business and its prospective future business) to the Finance Parties in relation to this Agreement and any transaction contemplated hereby and shall ensure that all such information above is true and accurate.

     Nothing contained in this Agreement shall restrict the ability of the Principal Company or any of its subsidiaries from selling, pledging or otherwise disposing of any assets which, at the time in question, constitute Margin Stock, or cause or enable any one or more Banks to cause any or all of the Advances or other payment obligations owed by the Principal Company hereunder to become due and payable or enable any one or more of the Banks to take any of the actions specified in Clauses 15.1.17 or 15.1.18 below solely as a result of any such sale, pledge or disposition.


15.  EVENTS OF DEFAULT

15.1 Events of Default

     If:

     15.1.1    Failure to Pay

               any Obligor fails to pay any principal, interest or other sum on the day of the same becoming due and payable pursuant to this Agreement;

     15.1.2    Misrepresentation

               any representation, warranty or statement made or (deemed to be) repeated by any Obligor in this Agreement or in any certificate, statement or other document contemplated hereby to the extent provided by or for or on behalf of any Obligor proves to be untrue or incorrect in a respect which is, in the opinion of an Instructing Group, material at the time such certificate statement or document is made or repeated (or deemed to be made or repeated) or expressed; or

     15.1.3    Covenants

               any Obligor defaults in the due performance or observance of any undertaking or obligation on its part contained in or pursuant to this Agreement and, if such default is capable of remedy, the same shall not have been remedied to the satisfaction of the Facility Agent (after consultation with an Instructing Group,) within fourteen days thereafter; or

     15.1.4    Liquidation

               subject to the further proviso to this Clause 15, there shall have occurred the liquidation of any of the Obligors or any other member of the Group or any order is made or resolution, law or regulation passed or other action taken (including the making of any application to any court or other relevant authority) for or with a view to the liquidation of any Obligor or any other member of the Group or any Obligor or any other member of the Group shall otherwise enter into liquidation; or

     15.1.5    Winding-Up

               subject to the further proviso to this Clause 15, any Obligor or any other member of the Group petitions or applies to any court, tribunal or other body or authority for the appointment of, or there shall otherwise be appointed, any administrator, bewindvoerder, receiver, liquidator, curator, sequestrator, trustee or other similar officer of any Obligor or any other member of the Group or of all or any part of the assets of any Obligor or any other member of the Group; or

     15.1.6    Suspension of Payments

               subject to the further proviso to this Clause 15, any Obligor or any other member of the Group applies for a (temporary) moratorium or suspension of payments or for an arrangement with its creditors or for any proceedings or arrangement by which the assets of any Obligor or any other member of the Group are submitted to the control of its creditors or any Obligor or any other member of the Group otherwise threatens, proposes or declares any moratorium on its debts or any class of its debts; or

     15.1.7    Insolvency

               subject to the further proviso to this Clause 15, any Obligor or any other member of the Group becomes, or is declared by any competent authority to be, insolvent or admits in writing its inability to pay its debts as they fall due or is or becomes subject to or applies for any bankruptcy proceedings or starts negotiations with its creditors for a restructuring of its debt; or

     15.1.8    Ceasing Business

               any Obligor without the written consent of the Facility Agent on behalf of the Banks ceases or threatens to cease its business as presently conducted or if any Obligor or any other member of the Group sells, leases, transfers or otherwise disposes of the whole or any Substantial part of its assets (other than Margin Stock) exceeding a value equalling a Substantial part of the assets on a consolidated basis of the Principal Company whether by one transaction or a series of related transactions without the prior written consent of the Banks; or

     15.1.9    Cross-Default

               subject to the further proviso to this Clause 15, any other indebtedness of any Obligor or any other member of the Group for or in respect of any borrowed moneys which, when aggregated with the amount of all other borrowed monies to which this Clause 15.1.9) applies, exceed $50,000,000 (or its equivalent) (save, in respect of any guarantee, where liability under such guarantee is being contested by such Obligor or such other member of the Group in good faith) is not paid when due for payment (or within any stated applicable period of grace) or is found not to have been so paid or becomes due and payable or capable of being declared due and payable prior to its stated date of payment or, if payable on demand, shall not be paid when demanded provided that if such other indebtedness is held by any Bank (or any affiliate thereof) and was declared to be due and payable or became capable of being declared due and payable prior to its stated date of payment, in any case, in circumstances which would not have occurred but for a default by any of the Borrowers or one or more of its subsidiaries in complying with a restriction contained in the documentation governing such indebtedness on the ability of such Borrower or such subsidiary to sell, pledge or otherwise dispose of Margin Stock, then neither such declaration (or any failure to pay based on any such declaration) or such becoming capable of being declared due and payable shall constitute a Potential Event of Default or Event of Default; or

     15.1.10   Default under Mortgage, etc.

               subject to the further proviso to this Clause 15, any Obligor or any other member of the Group defaults under any mortgage, charge, pledge, lien or other encumbrance or other security interest upon the whole or any Substantial part of the assets of such Obligor or such other member of the Group and the same accordingly becomes enforceable; or

     15.1.11   Execution or Distress

               subject to the further proviso to this Clause 15, all or any Substantial part of the assets of any Obligor or any other member of the Group are attached or distrained upon or becomes subject to any order or court or other process for execution and such attachment, distraint, order or process remains in effect and not discharged for 30 days; or

     15.1.12   Illegality

               any consent of the Dutch authorities or the authorities of any other relevant jurisdiction required for the validity, enforceability or legality of this Agreement or the performance hereof ceases to be or is not for any reason in full force and effect or such performance becomes unlawful or the obligations of any of the Obligors under this Agreement or the material obligations of any other party to any Finance Document are not or cease to be legal, valid, binding or enforceable; or

     15.1.13   Governmental Intervention

               subject to the further proviso to this Clause 15, the whole or any part of the assets, revenues or share capital of any Obligor or any other member of the Group having a value which, when aggregated with the value of all other assets to which this Clause 15.1.13 applies, equals or exceeds 15% of the consolidated net assets of the Principal Company, is expropriated or nationalised by any government; or

     15.1.14   US Insolvency

               any US Obligor shall (i) file a petition to take advantage of any insolvency act; (ii) file a petition or answer seeking reorganisation or arrangement or similar relief under the Federal Bankruptcy Code or any other applicable law or statute of the United States or any state; or (iii) by appropriate proceedings of the board of directors, or the general or limited partners or managers or other governing body of any US Obligor, authorise the filing of any such petition, making of such assignment or commencement of such a proceeding; or

     15.1.15   US Bankruptcy

               in respect of any US Obligor a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any US Obligor or of the whole or any substantial part of its properties, or approve a petition filed against any US Obligor seeking reorganisation or arrangement or similar relief under the Federal Bankruptcy Code or any other applicable law or statute of the United States or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any US Obligor or of the whole or any substantial part of its properties; or if there is commenced against any US Obligor any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of sixty days; or if any US Obligor by any act indicates its consent to or approval of any such proceeding or petition; or

     15.1.16   ERISA Event

               subject to the further proviso to this Clause 15, with respect to any Obligor, any Material US Subsidiary or any ERISA Affiliate thereof, an ERISA Event shall occur with respect to an Employee Plan and there shall result from such ERISA Event a liability which, individually or in the aggregate, has a material adverse effect upon the financial condition of such Obligor or such Material US Subsidiary, then, and in any such case and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrowers:

     15.1.17   Acceleration

               (a) declare the Advances to be immediately due and payable (in the case of an Event of Default specified in Clauses 15.1.1 to 15.1.11 (inclusive) and Clauses 15.1.13 to 15.1.16 (inclusive) above) or due and payable within seven days of demand of the Facility Agent (in any other case) (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by any Obligor hereunder) or declare the Advances to be due and payable on demand of the Facility Agent; and/or

               (b) require the relevant Borrower to procure that the obligations of each of the Banks and the Issuing Banks in respect of each Letter of Credit are promptly reduced to zero or provide 100% Cash Collateral (in the currency in which such Letter of Credit is denominated) in a manner acceptable to each Bank and each Issuing Bank in respect thereof (whereupon the relevant Borrower shall do so); and/or

     15.1.18   Cancellation

               declare that any undrawn portion of the Facilities shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank shall be reduced to zero

     (Provided, however, that notwithstanding the above, if there shall occur an Event of Default under Clause 15.1.14 or Clause 15.1.15 then the obligations of the Banks to lend hereunder shall automatically terminate and any and all of the Advances and other obligations shall be immediately due and payable without any action by the Facility Agent or any Bank

     Provided further, however, that no Event of Default will occur under Clauses 15.1.4, 15.1.5, 15.1.6, 15.1.7, 15.1.9, 15.1.10, 15.1.11 or 15.1.13
     if the events or circumstances referred to in such Clauses occur only in relation to a member (or members) of the Group which is (or are) not an Obligor (or Obligors) unless the consolidated or unconsolidated net sales of each such member of the Group (as determined by reference to the most recently published audited consolidated financial statements of the Principal Company), when aggregated with the consolidated or unconsolidated net sales of each other member of the Group to whom an event or circumstance of the kind referred to in those Clauses has occurred, exceeds 5% of consolidated net sales of the Group taken as a whole (as determined by reference to the most recently published audited consolidated financial statements of the Principal Company).

15.2 Facilities Due on Demand

     If, pursuant to Clause 15.1 (Events of Default), the Facility Agent declares the Advances to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrowers call for repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with, in the case of payments in respect of Advances, accrued interest thereon and any other sums then owed by the Obligors hereunder) or withdraw its declaration with effect from such date as it may specify in such notice.

16.  GUARANTEE AND INDEMNITY

16.1 Guarantee by Principal Company

     The Principal Company irrevocably and unconditionally guarantees to the Facility Agent, the Arrangers and the Banks the due and punctual observance and performance of all the terms, conditions and covenants on the part of each other Obligor under this Agreement and agrees to pay to the Facility Agent for its account or for the account of the Banks and the Arrangers from time to time on demand any and every sum or sums of money which any such other Obligor is at any time liable to pay to the Facility Agent, the Arrangers and the Banks or any of them under or pursuant to this Agreement and which has become due and payable but has not been paid at the time such demand is made.

16.2 Indemnity by Principal Company

     The Principal Company irrevocably and unconditionally agrees as a primary obligation to indemnify the Facility Agent, the Arrangers and the Banks from time to time on demand by the Facility Agent from and against any loss incurred by the Facility Agent, the Arrangers and the Banks or any of them as a result of any of the obligations of any other Obligor under or pursuant to this Agreement being or becoming void, voidable, unenforceable or ineffective as against such Obligor for any reason whatsoever, whether or not known to the Facility Agent, the Arrangers and the Banks or any of them or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Obligor.

16.3 Additional Security

     The obligations of the Guarantor herein contained shall be in addition to and independent of every other security which the Facility Agent, the Arrangers and the Banks or any of them may at any time hold in respect of any obligations of any Obligor hereunder.

16.4 Continuing Obligations

     The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of any Obligor under this Agreement and shall continue in full force and effect until final payment in full of all amounts owing by each Obligor hereunder and total satisfaction of all the Obligors' actual and contingent obligations hereunder.

16.5 Obligations not Discharged

     Neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon the Facility Agent, the Arrangers and the Banks or any of them by this Agreement or by law shall be discharged, impaired or otherwise affected by:

     16.5.1 the winding-up, dissolution, administration or re-organisation of any other Obligor or any other person or any change in its status, function, control or ownership;

     16.5.2 any of the obligations of any other Obligor or any other person hereunder or under any other security taken in respect of any of its obligations hereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

     16.5.3 time or other indulgence being granted or agreed to be granted to any other Obligor in respect of its obligations hereunder or under any such other security;

     16.5.4 any amendment to, or any variation, waiver or release of, any obligation of any other Obligor hereunder or under any such other security;

     16.5.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any other Obligor's obligations hereunder;

     16.5.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any other Obligor's obligations hereunder; or

     16.5.7 any other act, event or omission which, but for this Clause 16.5, might operate to discharge, impair or otherwise affect any of the obligations of such Obligor herein contained or any of the rights, powers or remedies conferred upon the Facility Agent, the Arrangers and the Banks or any of them by this Agreement or by law.

16.6 Settlement Conditional

     Any settlement or discharge between the Guarantor and the Facility Agent, the Arrangers and the Banks or any of them shall be conditional upon no security or payment to the Facility Agent, the Arrangers and the Banks or any of them by any Obligor or any other person on behalf of such Obligor being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Facility Agent, the Arrangers and the Banks shall each be entitled to recover the value or amount of such security or payment from the Guarantor subsequently as if such settlement or discharge had not occurred.

16.7 Exercise of Rights

     Neither the Facility Agent, the Arrangers and the Banks nor any of them shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of the Guarantor by this Agreement or by law:

     16.7.1    to make any demand of any other Obligor;

     16.7.2 to take any action or obtain judgment in any court against any other Obligor;

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

     16.7.3 to make or file any claim or proof in a winding-up or dissolution of any other Obligor; or

     16.7.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of any other Obligor hereunder.

16.8 Deferral of Borrowers' Rights

     The Guarantor agrees that, so long as any amounts are or may be owed by any other Obligor hereunder or any other Borrower is under any actual or contingent obligations hereunder, the Guarantor shall not exercise any rights which it may at any time have by reason of performance by it of its obligations hereunder:

     16.8.1    to be indemnified by any other Obligor; and/or

     16.8.2 to claim any contribution from any other Obligor or any other guarantor of any other Obligor's obligations hereunder; and/or

     16.8.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Facility Agent, the Arrangers and the Banks hereunder or of any other security taken pursuant to, or in connection with, this Agreement by all or any of the Facility Agent, the Arrangers and the Banks.

16.9 Suspense Accounts

     All moneys received, recovered or realised by a Bank by virtue of Clause
     16.1 (Guarantee by Principal Company) or Clause 16.2 (Indemnity by Principal Company) may, in that Bank's discretion, be credited to a suspense or impersonal account and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by any of the Obligors to such Bank hereunder.

17.  DEFAULT INTEREST AND INDEMNITY

17.1 Default Interest Periods

     If any sum due and payable by any of the Obligors hereunder is not paid on the due date therefor in accordance with the provisions of Clause 19 (Payments) or if any sum due and payable by any of the Obligors under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "unpaid sum") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period shall be of such duration (not exceeding three months) as the Facility Agent may select (except as otherwise provided in this Clause 17).

17.2 Default Interest

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     During each such period relating thereto as is mentioned in Clause 17.1
     (Default Interest Periods) an unpaid sum referred to in Clause 17.1 shall bear interest at the rate per annum which is the sum from time to time of two per cent., the Applicable Margin, Reserve Costs and LIBOR (or, in the case of an unpaid sum denominated in Euros, EURIBOR) determined in respect of such unpaid sum for such period provided that:

     17.2.1 if, for any such period, LIBOR (or, in the case of an unpaid sum denominated in Euros, EURIBOR) cannot be determined, the rate of interest applicable to each part of any unpaid sum owed to any Bank shall be the sum from time to time of two per cent., the Applicable Margin, Reserve Costs and the rate per annum (rounded upwards to the nearest four decimal places) notified (together with reasonable evidence that such rate is applicable) by such Bank to the Facility Agent (who shall notify the Borrower thereof) before the last day of such period to be that which expresses as a percentage rate per annum the cost to it of funding from whatever source it may select its portion of such unpaid sum for such period; and

     17.2.2 if such unpaid sum is all or part of a Facility A Advance or a Facility B Advance which became due and payable on a day other than the last day of the Term thereof, or if such unpaid sum is all or part of a Facility A Term Advance which became due and payable on a day other than the last day of the Interest Period relating thereto, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Term or, as the case may be, the current Interest Period relating to that Advance and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by two per cent. the rate which would have been applicable to it had it not so fallen due.

17.3 Payment of Default Interest

     Any interest which shall have accrued under Clause 17.2 (Default Interest) in respect of any sum shall be due and payable and shall be paid by the Obligor owing such sum at the end of the period by reference to which it is calculated or on such other date or dates as the Facility Agent may specify by written notice to such Obligor.

17.4 Broken Periods

     If any Bank or the Facility Agent on its behalf receives or recovers all or any part of a Facility A Advance or a Facility B Advance made by such Bank otherwise than on the last day of the Term thereof, or if any Bank or the Facility Agent on its behalf receives or recovers all or any part of a Facility A Term Advance made by such Bank otherwise than on the last day of the Interest Period relating thereto, the Obligor to whom such Advance was made shall pay to the Facility Agent on demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest (excluding, for the avoidance of doubt, the Applicable Margin and applicable Reserve Costs) which would have been payable on the amount so received or recovered had it been received or recovered on the last day of the Term or, as the case may be, the Interest Period relating thereto exceeds (b) the amount which that Bank or the Facility Agent would be able to obtain in respect of a deposit in the currency of the amount so received or recovered equal to the principal amount so received or recovered placed by it with a leading bank in the relevant interbank market for a period starting on the date of such receipt or recovery and ending on the last day of the Term or, as the case may be, the Interest Period relating thereto.

17.5 The Principal Company's Indemnity

     The Principal Company undertakes to indemnify:

     17.5.1 each of the Facility Agent, the Arrangers and the Banks against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which any of them may sustain or incur as a consequence of the occurrence of any Event of Default or any payment default by any of the Obligors hereunder;

     17.5.2 the Facility Agent against any loss it may suffer as a result of its entering into, or performing, any foreign exchange contract for the purposes of Clauses 17 through 20 hereof;

     17.5.3 each Bank against any loss it may suffer as a result of its funding an Advance requested by any of the Borrowers hereunder but not made by reason of the operation of any one or more of the provisions hereof (other than by reason of wilful misconduct or gross negligence by that Bank alone); and

     17.5.4 each Bank and each Issuing Bank against any loss it may suffer as a result of issuing or making arrangements to issue a Letter of Credit requested by any Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of wilful misconduct or gross negligence by that Bank or that Issuing Bank alone).

17.6 Unpaid Sums as Advances

     Any unpaid sum shall (for the purposes of this Clause 17 and Clause 10.1 (Increased Costs)) be treated as an advance and accordingly in this Clause 17 and Clause 10.1 (Increased Costs) the term "Advance" includes any unpaid sum and "Term" or "Interest Period", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 17.1 (Default Interest Periods).

18.  CURRENCY OF ACCOUNT AND PAYMENT

18.1 Currency of Account

     The dollar is the currency of account and payment for each and every sum at any time due from any of the Obligors hereunder provided that:

     18.1.1 each repayment of an Advance or a part thereof shall be made in the currency in which such Advance is denominated at the time of that repayment;

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     18.1.2    each payment in respect of a Letter of Credit (including any Cash
               Collateral in respect of a Letter of Credit) shall be made in the currency in which such Letter of Credit is denominated;

     18.1.3 each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

     18.1.4 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

     18.1.5    each payment pursuant to Clause 8.2 (Tax Indemnity) or Clause
               10.1 (Increased Costs) shall be made in the currency specified by the party claiming thereunder; and

     18.1.6 any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

18.2 Currency Indemnity

     If any sum due from any of the Obligors under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against such Obligor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation hereto or if any such sum is paid in the second currency, the Principal Company shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between
     (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

19.  PAYMENTS

19.1 Payments to the Facility Agent

     On each date on which this Agreement requires an amount to be paid by any Obligor or any of the Banks hereunder, such Obligor or, as the case may be, such Bank shall make the same available to the Facility Agent:

     19.1.1 where such amount is denominated in dollars, by payment in dollars and in same day funds (or in such other funds as may for the time being be customary in New York City for the settlement in New York City of international banking transactions in dollars) to the Facility Agent's account number 544714108 with JPMorgan Chase Bank, New York (or such other account or bank as the Facility Agent may have specified for this purpose); or

     19.1.2 where such amount is denominated in Euros, by payment in Euros and in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt as the Facility Agent shall have specified for this purpose.

     Any payment received by the Facility Agent from any Obligor in accordance with the foregoing shall, without prejudice to the Facility Agent's or any Bank's rights to reclaim or reassert its rights to payment from the Obligors of any amount which the Facility Agent or such Bank is required to repay to the Obligors for any reason, constitute fulfilment by the Obligors of its obligation to make such payment hereunder. The parties hereto hereby acknowledge and agree that the Principal Company may deliver Utilisation Requests from its branch or office located in Switzerland, request that the proceeds of Advances be credited to accounts located in Switzerland and make payments to the Finance Parties from its branch or office located in Switzerland.

19.2 Alternative Payment Arrangements

     If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for any or all of the Obligors to make any payments hereunder in the manner specified in Clause 19.1 (Payments to the Facility Agent), then such Obligor may agree with each or any of the Banks alternative arrangements for the payment direct to such Bank of amounts due to such Bank hereunder provided that, in the absence of any such agreement with any Bank, such Obligor shall be obliged to make all payments due to such Bank in the manner specified herein. Upon reaching such agreement such Obligor and such Bank shall immediately notify the Facility Agent thereof and shall thereafter promptly notify the Facility Agent of all payments made direct to such Bank.

19.3 Payments by the Facility Agent

     Save as otherwise provided herein, each payment received by the Facility Agent for the account of another person pursuant to Clause 19.1 (Payments to the Facility Agent) shall:

     19.3.1 in the case of a payment received for the account of any Obligor, be made available by the Facility Agent as soon as reasonably possible after receipt thereof to such Obligor by application:

               (a) first, in or towards payment (on the date, and in the currency and funds, of receipt) of any amount then due from such Obligor hereunder to the person from whom the amount was so received or in or towards the purchase of any amount of any currency to be so applied; and

               (b) secondly, in or towards payment (on the date, and in the currency and funds, of receipt) to such account with such bank in the principal financial centre of the country of the currency of such payment as such Obligor shall have previously notified to the Facility Agent for this purpose; and

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

     19.3.2 in the case of any other payment, be made available by the Facility Agent to the person for whose account such payment was received (in the case of a Bank, for the account of its relevant Facility Office) for value the same day by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment as such person shall have previously notified to the Facility Agent.

19.4 No Set-off

     All payments required to be made by any of the Obligors hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

19.5 Clawback

     Where a sum is to be paid hereunder to the Facility Agent for account of another person, the Facility Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract were so made available shall on request refund the same to the Facility Agent together with an amount sufficient to indemnify the Facility Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

19.6 Application of Payments

     If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor hereunder, the Facility Agent shall apply that payment towards the obligations of that Obligor hereunder in the following order (and which order will override any order or appropriation made by an Obligor):

     19.6.1 first, in or towards payment pro rata of all unpaid fees, costs and expenses of the Facility Agent and the Arrangers under the Finance Documents;

     19.6.2 secondly, in or towards payment pro rata of any demand made by an Issuing Bank in respect of a payment made or to be made by it under a Letter of Credit due but unpaid;

     19.6.3 thirdly, in or towards payment pro rata of all accrued but unpaid default interest;

     19.6.4 fourthly, in or towards payment pro rata of all accrued but unpaid interest (other than default interest);

     19.6.5 fifthly, in or towards payment pro rata of any principal which is due but unpaid under this Agreement; and

     19.6.6 sixthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

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     The Facility Agent shall, if so directed by an Instructing Group, vary the order set out in Clauses 19.6.1 to 19.6.6 above and shall promptly notify the Principal Company of such variation.

20.  SET-OFF

20.1 Contractual Set-off

     After an Event of Default has occurred and is continuing, each of the Obligors authorises each Bank to apply and each Bank shall be entitled to set-off any credit balance to which such Obligor is entitled on any account of such Obligor with that Bank in satisfaction of any sum due and payable from such Obligor to such Bank hereunder but unpaid; for this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

20.2 Set-off not Mandatory

     No Bank shall be obliged to exercise any right given to it by Clause 20.1 (Contractual Set-off). Any Bank that exercises such a set-off right shall promptly notify the Facility Agent and the Principal Company of such exercise.


21.  SHARING

21.1 Redistribution of Payments

     Subject to Clause 21.3 (Recoveries Through Legal Proceedings), if, at any time, the proportion which any Bank (a "Recovering Bank") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "relevant payment") to be made under this Agreement by any of the Obligors for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "excess amount") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

     21.1.1 such Recovering Bank shall pay to the Facility Agent an amount equal to such excess amount;

     21.1.2 there shall thereupon fall due from such Obligor to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to sub-Clause 21.1.1 above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

     21.1.3 the Facility Agent shall treat the amount received by it from such Recovering Bank pursuant to sub-Clause 21.1.1 above as if such amount had been received by it from such Obligor in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto,

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

     provided that to the extent that any excess amount is attributable to a payment to a Bank pursuant to sub-Clause 19.3.1(a) (Payments by the Facility Agent) such portion of such excess amount as is so attributable shall not be required to be shared pursuant hereto.

21.2 Repayable Recoveries

     If any sum (a "relevant sum") received or recovered by a Recovering Bank in respect of any amount owing to it by any of the Obligors becomes repayable and is repaid by such Recovering Bank, then:

     21.2.1 each Bank which has received a share of such relevant sum by reason of the implementation of Clause 21.1 (Redistribution of Payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of such Recovering Bank an amount equal to its share of such relevant sum together with such amount (if any) as is necessary to reimburse the Recovering Bank the appropriate proportion of any interest it shall have been obliged to pay when repaying such relevant sum to the relevant Obligor as aforesaid; and

     21.2.2 there shall thereupon fall due from such Obligor to each such Bank an amount equal to the amount paid out by it pursuant to sub-Clause 21.2.1 above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

21.3 Recoveries Through Legal Proceedings

     If any Bank shall commence any action or proceeding in any court to enforce its rights hereunder after consultation with the other Banks and, as a result thereof or in connection therewith, shall receive any excess amount (as defined in Clause 21.1 (Redistribution of Payments)), then such Bank shall not be required to share any portion of such excess amount with any Bank which has the legal right to, but does not, join in such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in another court.


22.  FEES

22.1 Commitment Fee

     22.1.1 The Principal Company shall pay to the Facility Agent for the account of each Bank a commitment fee on the daily undrawn amount of the Facility A Total Commitments from time to time during the period (the "Facility A relevant period") beginning on the date hereof and ending on the Facility A Maturity Date, such commitment fee to be calculated on the basis of actual days elapsed and a 360 day year at the rate of 40 per cent. of the Facility A Applicable Margin from time to time during the Facility A relevant period and to be payable in arrear on the last day of each successive period of three months which ends during the Facility A relevant period and on the Facility A Maturity Date.

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     22.1.2    The Principal Company shall pay to the Facility Agent for the account of each Bank a commitment fee on the daily undrawn amount of the Facility B Total Commitments from time to time during the period (the "Facility B relevant period") beginning on the date hereof and ending on the Facility B Maturity Date, such commitment fee to be calculated on the basis of actual days elapsed and a 360 day year at the rate of 40 per cent. of the Facility B Applicable Margin from time to time during the Facility B relevant period and to be payable in arrear on the last day of each successive period of three months which ends during the Facility B relevant period and on the Facility B Maturity Date.

     22.1.3 The Principal Company shall pay to the Facility Agent for the account of each Bank a commitment fee on the daily undrawn amount of the Facility C Total Commitments from time to time during the period (the "Facility C relevant period") beginning on the date hereof and ending on the Facility C Maturity Date, such commitment fee to be calculated on the basis of actual days elapsed and a 360 day year at the rate of 40 per cent. of the L/C Commission Rate from time to time during the Facility C relevant period and to be payable in arrear on the last day of each successive period of three months which ends during the Facility C relevant period and on the Facility C Maturity Date.

22.2 Participation, Book-Running and Arrangement Fees

     The Principal Company shall pay to the Arrangers or the Facility Agent (as the case may be) the fees specified in the fee letter from the Arrangers to the Principal Company dated 7 June 2002 at the times, and in the amounts, specified in such letters.

22.3 Agency Fee

     The Principal Company shall pay to the Facility Agent for its own account the agency fees specified in the letter of even date herewith from the Facility Agent to the Principal Company at the times, and in the amounts, specified in such letter.

22.4 Utilisation Fee

     The Principal Company shall pay to the Facility Agent for each Bank a utilisation fee (the "33% Utilisation Fee") with respect to each day upon which the Outstandings exceeds 33 per cent. of the Total Commitments. The 33% Utilisation Fee will be calculated on a daily basis and a 360 day year at the rate of 0.075 per cent. per annum of the Outstandings on such day, and shall be payable quarterly in arrear and on the Maturity Date for each Facility. The Principal Company shall pay to the Facility Agent for each Bank a utilisation fee (the "66% Utilisation Fee") with respect to each day upon which the Outstandings exceeds 66 per cent. of the Total Commitments. The 66% Utilisation Fee will be calculated on a daily basis and a 360 day year at the rate of 0.100 per cent. per annum of the Outstandings on such day, and shall be payable quarterly in arrear and on the Maturity Date for each Facility. For the avoidance of doubt, the 66% Utilisation Fee is to replace and is not in addition to the 33% Utilisation Fee.

22.5 Term-Out Fee

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     22.5.1    If the Principal Company delivers a Conversion Request under
               Clause 6.13.1(a), the Principal Company shall, on or before the Facility A Maturity Date, pay to the Facility Agent for the account of each Bank a fee in the amount of 0.05% of the principal amount of the Facility A Advance(s) to be converted pursuant to such Conversion Request.

     22.5.2 If the Principal Company delivers a Conversion Request and Utilisation Request for the making of a Facility A Term Advance under Clause 6.13.1(b), the Principal Company shall, on or before the Facility A Maturity Date, pay to the Facility Agent for the account of each Bank a fee in the amount of 0.05% of the principal amount of the Facility A Advance(s) to be made pursuant to such Utilisation Request.

22.6 Letter of Credit Fees

     The Principal Company shall, in respect of each Letter of Credit issued at the request of any Borrower, be obliged to pay to the Facility Agent for the account of each Bank (for distribution in proportion to each Bank's participation under the relevant Letter of Credit), a letter of credit fee at the L/C Commission Rate on the face amount of the relevant Letter of Credit. Such letter of credit fee shall be paid in arrears in respect of each successive period of three months (or such shorter period as shall end on the Expiry Date relating to such Letter of Credit) which begins during the Term of the relevant Letter of Credit, each payment of such letter of credit commission to be made on the last day of each such period.

22.7 Fronting Fee

     The Principal Company shall negotiate in good faith with any proposed Issuing Bank and agree a fee to be paid to such Issuing Bank in respect of its issuing any Letter of Credit. Such fee shall be payable in arrears in respect of each successive period of three months (or such shorter period as shall end on the Expiry Date of such Letter of Credit) which begins during the Term of such Letter of Credit, such fee to be payable directly to such Issuing Bank on the last day of each such period. In addition, the Principal Company shall compensate each Issuing Bank in full on demand by such Issuing Bank for all customary administrative, issuance, amendment, payment and negotiation charges incurred or chargeable by it in connection with any Letter of Credit issued by it.

23.  COSTS AND EXPENSES

23.1 Transaction Expenses

     The Principal Company shall, on demand of the Facility Agent, reimburse each of the Facility Agent and the Arrangers for all reasonable legal and out-of-pocket costs and expenses (including printing and publicity costs) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement and the completion of the transactions herein contemplated.

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23.2 Preservation and Enforcement of Rights

     The Principal Company shall, from time to time on demand of the Facility Agent, reimburse each of the Facility Agent, the Arrangers, the Issuing Banks and the Banks for all costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of any of the Facility Agent, the Issuing Banks, the Arrangers and the Banks under this Agreement.

23.3 Stamp Taxes

     The Principal Company shall pay all stamp, registration and other taxes to which this Agreement is or at any time may be subject and shall, from time to time on demand of the Facility Agent, indemnify each of the Facility Agent, the Issuing Banks, the Arrangers and the Banks against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

23.4 Facility Agent's Management Time

     Any amount payable to the Facility Agent under this Agreement by way of indemnity or reimbursement in respect of any costs, losses, expenses or other amounts shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Principal Company and the Banks, and is in addition to any fee paid or payable to the Facility Agent under Clause 22 (Fees).

23.5 Banks' Liabilities for Costs

     If the Principal Company fails to perform any of its obligations under this Clause 23, each Bank shall, in its Proportion, indemnify each of the Facility Agent and the Arrangers against any loss incurred by either of them as a result of such failure and the Principal Company shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 23.5.

24.  THE FACILITY AGENT, THE ARRANGERS AND THE BANKS

24.1 Appointment of the Facility Agent

     Each of the Arrangers, the Issuing Banks and the Banks hereby appoints the Facility Agent to act as its agent in connection herewith and authorises the Facility Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Facility Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

24.2 Facility Agent's Discretions

     The Facility Agent may:

     24.2.1    assume that:

               (a) any representation made by any of the Obligors in connection herewith is true;

               (b) no Event of Default or Potential Event of Default has occurred;

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               (c)  none of the Obligors is in breach of or default under its obligations hereunder; and

               (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised unless the Facility Agent has, in its capacity as agent hereunder, actual knowledge of or received actual notice to the contrary from any other party hereto;

     24.2.2 assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace any such Facility Office and act upon any such notice until the same is superseded by a further such notice;

     24.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

     24.2.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of any of the Obligors upon a certificate signed by or on behalf of such Obligor;

     24.2.5 rely upon any communication or document believed by it to be genuine;

     24.2.6 refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

     24.2.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

24.3 Facility Agent's Obligations

     The Facility Agent shall:

     24.3.1    promptly inform each Bank (and, where appropriate, each Issuing
               Bank) of the contents of any notice or document received by it in its capacity as Facility Agent from any of the Obligors hereunder;

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     24.3.2    promptly notify each Bank (and, where appropriate, each Issuing
               Bank) of the occurrence of any Event of Default, any Potential Event of Default or any default by any of the Obligors in the due performance of or compliance with its obligations under this Agreement, in each case of which the Facility Agent has actual knowledge or received actual notice from any other party hereto;

     24.3.3 save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arrangers, the Issuing Banks and all of the Banks; and

     24.3.4 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent hereunder unless such right, power or discretion is vested in the Facility Agent in its individual capacity hereunder or is a right, power or discretion that may be exercised against the Arrangers, the Issuing Banks, the Banks or any of them.

24.4 Excluded Obligations

     Notwithstanding anything to the contrary expressed or implied herein, neither the Facility Agent nor any of the Arrangers shall:

     24.4.1    be bound to enquire as to:

               (a) whether or not any representation made by any of the Obligors in connection herewith is true;

               (b) the occurrence or otherwise of any Event of Default or Potential Event of Default;

               (c) the performance by any of the Obligors of its obligations hereunder; or

               (d) any breach of or default by any of the Obligors of or under its obligations hereunder;

     24.4.2 be bound to account to any Bank or Issuing Bank for any sum or the profit element of any sum received by it for its own account;

     24.4.3 be bound to disclose to any other person any information relating to any member of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

     24.4.4 be under any obligations or fiduciary duties other than those for which express provision is made herein.

24.5 Indemnification

     Each Bank shall, in its Proportion, from time to time on demand by the Facility Agent, indemnify the Facility Agent, against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Facility Agent may incur in acting in its capacity as facility agent hereunder to the extent the

                                     - 70 -

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     same are not paid by any of the Obligors and the Principal Company shall, on first demand of such Bank, reimburse such Bank in full for any monies paid out by it pursuant to this Clause 24.5. Each Bank shall, following any payment made by it under this Clause 24.5, be entitled to recover from the Facility Agent any amount which it establishes has been paid by it to the Facility Agent pursuant to this Clause 24.5 in respect of costs, claims, losses, expenses (including legal fees) and liabilities incurred by the Facility Agent as a result of the Facility Agent's own gross negligence or wilful misconduct in acting in its capacity as facility agent hereunder. The Principal Company shall, following any payment made by it under this Clause 24.5, be entitled to recover from each relevant Bank any amount which it establishes has been paid by it to such Bank pursuant to this Clause 24.5 in respect of costs, claims, losses, expenses (including legal fees) and liabilities incurred by the Facility Agent as a result of the Facility Agent's own gross negligence or wilful misconduct in acting in its capacity as facility agent hereunder.

24.6 Exclusion of Liabilities

     None of the Facility Agent and the Arrangers accepts any responsibility for the accuracy and/or completeness of any information supplied by any of the Obligors in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement and none of the Facility Agent and the Arrangers shall be under any liability as a result of taking or omitting to take any action in relation to this Agreement, save in the case of gross negligence or wilful misconduct.

24.7 No Actions

     Each of the Banks and the Issuing Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Facility Agent or any Arranger any claim it might have against any of them in respect of the matters referred to in Clause 24.6 (Exclusion of Liabilities).

24.8 Business with the Group

     Each of the Facility Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

24.9 Resignation

     The Facility Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto provided that no such resignation shall be effective until a successor for the Facility Agent is appointed in accordance with the succeeding provisions of this Clause 24.

24.10 Removal of Facility Agent

     An Instructing Group may remove the Facility Agent from its appointment hereunder as Facility Agent at any time by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto provided that no such removal shall be effective until a successor for the Facility Agent is appointed in accordance with the succeeding provisions of this Clause 24.

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

24.11 Successor Facility Agent

     If the Facility Agent gives notice of its resignation pursuant to Clause
     24.9 (Resignation), then any reputable and experienced bank or other financial institution may be appointed as a successor to the Facility Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Facility Agent may appoint such a successor itself.

24.12 New Facility Agent

     If an Instructing Group removes the Facility Agent from its appointment hereunder pursuant to Clause 24.10 (Removal of Facility Agent), then any reputable and experienced bank or other financial institution may be appointed, after consultation with the Principal Company, as a successor to the Facility Agent by an Instructing Group.

24.13 Rights and Obligations

     If a successor to the Facility Agent is appointed under the provisions of Clause 24.11 (Successor Facility Agent) or Clause 24.12 (New Facility Agent), then (a) the retiring Facility Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 24 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

24.14 Own Responsibility

     It is understood and agreed by each Bank and each Issuing Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Borrower and the Group and, accordingly, each Bank and each Issuing Bank warrants to each of the Facility Agent and the Arrangers that it has not relied on and will not hereafter rely on any of the Facility Agent and the Arrangers:

     24.14.1 to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any of the Obligors in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank or such Issuing Bank by the Facility Agent or any Arranger); or

     24.14.2 to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

24.15 Separation of Departments

     In acting as Facility Agent and/or Arranger for the Banks and the Issuing Banks, the agency department of each of the Facility Agent and the Arrangers shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 24, in the event that the Facility Agent or, as the case may be, an Arranger should act for any member of the Group in any capacity in relation to any other matter, any information given by such member of the Group to the Facility Agent or, as the case may be, such Arranger in such other capacity may be treated as confidential by the Facility Agent or, as the case may be, such Arranger and shall not constitute actual knowledge of any matter for the purposes of Clause 24.2.

24.16 Confidential Information

     Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the provisions of Clause 24.15 (Separation of Departments), the Facility Agent shall not as between itself and the Banks and/or the Issuing Banks be bound to disclose to any Bank or any Issuing Banks or any other person any information which is supplied by any member of the Group to the Facility Agent in its capacity as facility agent hereunder for the Banks and/or the Issuing Banks and which is identified by such member of the Group at the time it is so supplied as being confidential information provided that the consent of the relevant member of the Group to such disclosure shall not be required in relation to any information which in the opinion of the Facility Agent relates to an Event of Default or Potential Event of Default or in respect of which the Banks or the Issuing Banks have given a confidentiality undertaking in a form satisfactory to the Facility Agent and the relevant member of the Group.


25.  ASSIGNMENTS AND TRANSFERS

25.1 Binding Agreement

     This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors (including, without limitation, any entity which assumes the rights and obligations of any party hereto by operation of the law of the jurisdiction of incorporation or domicile of such party), Transferees and assigns.

25.2 No Assignments and Transfers by the Obligors

     None of the Obligors shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

25.3 Assignment and Transfers by Banks

     Any Bank may, at any time, assign all or (subject to the provisos below) any of its rights and benefits hereunder or transfer in accordance with Clause 25.5 all or any of its rights, benefits and obligations hereunder
     (i) to any holding company, any of its wholly-owned subsidiaries or any affiliate or (ii) with the prior written consent of the Principal Company (such consent not to be unreasonably withheld or delayed and the Principal Company will be deemed to have given its consent five business days after the Facility Agent has notified it in writing of the proposed transfer or assignment unless such consent is expressly refused by the Principal Company in writing within that time) to any other person provided that

     25.3.1 (without prejudice to a Bank's right to assign and/or transfer all of its rights, benefits and obligations hereunder in accordance with this Clause 25.3) a Bank shall be entitled to assign and/or transfer part of its Participation hereunder only in an amount equal to or exceeding $ 5,000,000 and then only if it retains a Participation of not less than $ 7,500,000 unless an Event of Default has

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               occurred and is continuing, in which case a Bank shall not be required to retain a Participation of not less than $ 7,500,000; and

     25.3.2 the prior written consent of the relevant Issuing Bank is required for an assignment or transfer by a Bank in relation to a Letter of Credit.

25.4 Assignments by Banks

     If any Bank assigns all or any of its rights and benefits hereunder in accordance with Clause 25.3 (Assignments and Transfers by Banks), then, unless and until the assignee has agreed with the Principal Company, the Facility Agent, the Arrangers and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Facility Agent, the Arrangers and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto. The Assignee shall be responsible for giving notice of the assignment to the relevant Obligors.

25.5 Transfers by Banks

     If any Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 25.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to and signature by the Facility Agent on behalf of the Obligors (and each of the Obligors hereby irrevocably appoints the Facility Agent as its agent for the purposes of such delivery and signature of any Transfer Certificate) of a duly completed and duly executed Transfer Certificate in which event it is hereby irrevocably agreed by each of the Obligors in advance that, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to and signature by the Facility Agent on behalf of the Obligors (which signature the Facility Agent agrees to complete promptly upon receipt of the relevant Transfer Certificate in accordance with this Clause 25):

     25.5.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder each of the Obligors and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause
               25.5 as "discharged rights and obligations");

     25.5.2 each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Bank;

     25.5.3 the Facility Agent, the Arrangers, such Transferee, the other Banks and any relevant Issuing Bank shall acquire the same rights and benefits and assume

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

               the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer;

     25.5.4 such Transferee shall become a party hereto as a "Bank" and will also be deemed to have appointed the Facility Agent as its agent in accordance with the terms of this Agreement; and

     25.5.5 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its Commitment, the Transferee shall replace such Bank in respect of any relevant Letter of Credit.

25.6 Transfer Fee

     On the date upon which a transfer takes effect pursuant to Clause 25.5 (Transfers by Banks) the Transferee in respect of such transfer shall pay to the Facility Agent for its own account a transfer fee of US$1,500. All costs of any transfer of any Bank's rights, benefits and obligations hereunder to any Transferee (including, without limitation, any stamp duty) shall be for the account of such Bank.

25.7 Excess Amounts

     If any Bank assigns or transfers any of its rights, benefits and obligations hereunder or changes its Facility Office and there arises (by reason of circumstances existing at the date of such assignment or transfer or which are not existing at such date but which are scheduled to take effect or in respect of which there is a general consensus that they will take effect after the date thereof) an obligation on the part of a Borrower to such Bank or its assignee or transferee or any other person of any amount in excess of the amount it would have been obliged to pay but for such assignment, transfer or change, then such Borrower shall not be obliged to pay the amount of such excess.

25.8 Disclosure of Information

     Any Bank may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about the Obligors and the Group as such Bank shall consider appropriate and each Bank shall also be entitled to disclose any such information:

     25.8.1 if required by applicable law or applicable regulations of any relevant supervising authorities, provided that each such Bank will deliver prompt written notice of such requirement to the Principal Company and each such Bank agrees to cooperate fully if the Principal Company seeks a protective order in respect of such disclosure;

     25.8.2 in connection with any legal proceedings taken against any of the Obligors in connection with this Agreement;

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     25.8.3    to any of its auditors or legal counsel (it being understood that such auditors or legal counsel will be informed of the confidential nature of such information); or

     25.8.4 which is in the public domain (other than as a result of a disclosure in breach of this Agreement).

26.  CALCULATIONS AND EVIDENCE OF DEBT

26.1 Basis of Accrual

     Interest and the commitment fee shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, if market practice differs, in accordance with market practice) and the actual number of days elapsed.

26.2 Letter of Credit Commission

     Letter of Credit Commission in respect of any Letter of Credit, and any period of the Term thereof determined pursuant to Clause 22.6 (Letter of Credit Fees), shall be calculated on the basis of a year of 360 days and the actual number of days in such period.

26.3 Quotations

     If on any occasion a Reference Bank or Bank fails to supply the Facility Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Facility Agent.

26.4 Evidence of Debt

     Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

26.5 Control Accounts

     The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance made or arising hereunder (and the name of the Bank to whom such sum relates and each Bank's share therein) and the face amount of any Letter of Credit issued (and each Bank's share therein) as the case may be, (b) the amount of all principal, interest and other sums due or to become due from any of the Obligors to any of the Banks hereunder and each Bank's share therein and (c) the amount of any sum received or recovered by the Facility Agent hereunder and each Bank's share therein. The Facility Agent shall, upon request of any Borrower, deliver to such Borrower statements of the accounts referred to in this Clause 26.5.

26.6 Prima Facie Evidence

     In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause
     26.4 (Evidence of Debt) and Clause 26.5 (Control Accounts) shall be prima facie evidence of the existence and amounts of the obligations of the Obligors therein recorded.

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26.7 Certificates of Banks

     A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 8.1 (Tax Gross-up) or (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 8.2 (Tax Indemnity) or Clause 10.1 (Increased Costs) or Clause 17.4 (Broken Periods) or Clause
     18.2 (Currency Indemnity) and a certificate by an Issuing Bank as to the amount paid out by that Issuing Bank in respect of any Letter of Credit shall in each case be conclusive evidence for the purposes of this Agreement save in the case of manifest error.

26.8 Facility Agent's Certificates

     A certificate of the Facility Agent as to the amount at any time due from any Borrower hereunder or the amount which, but for any of the obligations of any Borrower hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Clause 16 (Guarantee).

26.9 Counterparts

     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts together shall constitute one and the same instrument.


27.  REMEDIES AND WAIVERS, PARTIAL INVALIDITY

27.1 Remedies and Waivers

     No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

27.2 Partial Invalidity

     If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.


28.  AMENDMENTS

28.1 Amendments

     With the prior written consent of an Instructing Group, the Facility Agent and the Principal Company (acting for and on behalf of all the Obligors) may from time to time enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of all or any of the Facility Agent, the Arrangers and the Banks or of any Obligor hereunder, and, at the request of the Principal Company with the prior consent of an Instructing

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     Group, the Facility Agent on behalf of the Arrangers and the Banks may execute and deliver to the Principal Company a written instrument waiving prospectively or retrospectively, on such terms and conditions as the Facility Agent may specify in such instrument, any of the requirements of this Agreement or any Event of Default or Potential Event of Default and its consequences Provided, however, that:

     28.1.1 no such waiver and no such amendment, supplement or modification shall without the prior consent of all the Banks:

               (a) amend or modify the definitions of Additional Borrower, Instructing Group, Applicable Margin, Facility A Applicable Margin, Facility B Applicable Margin, Maturity Date, Facility A Maturity Date, Facility A Termination Date, Facility B Maturity Date, Facility C Maturity Date, or L/C Commission Rate;

               (b) amend, modify or waive any provision which requires the prior written consent of the Banks, Clause 22 (Fees), Clause 25.2 (No Assignments and Transfers by the Obligors) or this Clause 28;

               (c) change the principal or currency of any Advance or Letter of Credit or extend the Term or Interest Period relating thereto;

               (d) decrease the amount of, or change the currency of or extend the date for any payment of interest, fees or any other amount payable to all or any of the Facility Agent, the Arrangers and the Banks hereunder;

               (e)  increase the amount of the Total Commitments; or

               (f) release the Guarantor from all or any of its obligations hereunder;

     28.1.2 notwithstanding any other provision hereof, the Facility Agent shall not be obliged to agree to any such waiver, amendment, supplement or modification if the same would:

               (a)  amend, modify or waive any provision of this Clause 28; or

               (b) otherwise amend, modify or waive any of the Facility Agent's, an Issuing Bank's or the Arrangers' rights hereunder or subject the Facility Agent, that Issuing Bank or, as the case may be, any Arranger to any additional obligations hereunder.

     28.1.3 The Facility Agent shall promptly notify the Banks of any written amendments, supplements or modifications hereto which have been made with the consent of an Instructing Group and the Borrower.

28.2 Amendment Costs

     If the Principal Company requests any amendment, supplement, modification or waiver in accordance with Clause 28.1, then the Principal Company shall, on demand of the Facility Agent, reimburse the Facility Agent for all reasonable costs and expenses

     (including reasonable legal fees) together with any VAT thereon incurred by the Facility Agent in the negotiation, preparation and execution of any written instrument contemplated by Clause 28.1.


29.  NOTICES

29.1 Communications in Writing

     Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telefax or letter or (to the extent that the relevant Party has specified such address pursuant to Clause 29.2 (Delivery)) by e-mail, and in the case of the notification of rates of interest by the Facility Agent pursuant to Clause 5.2 (Notification) and in the case of the delivery of any document by the Facility Agent pursuant to Clause 24.3.1 (Facility Agent's Obligations), the Facility Agent may refer the relevant party or parties (by fax, letter or telex (or if so specified) email) to a web site and to the location of the relevant information on such web site in discharge of such notification or delivery obligation provided that the Borrowers shall indemnify each of the Facility Agent, the Arrangers, the Issuing Banks and the Banks against any cost, claims, loss, expense (including legal fees) or liability together with any VAT thereon which any of them may sustain or incur as a consequence of any telefax or email communication originating from any Borrower not being actually received by or delivered to the intended recipient thereof or any telefax or e-mail communication purporting to originate from any Borrower being made or delivered fraudulently.

29.2 Delivery

     Any communication or document (unless made by telefax, e-mail or telephone) to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Facility Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) and shall be deemed to have been made or delivered when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address provided that:

     29.2.1 any communication or document to be made or delivered to the Facility Agent shall be effective only when received by the Facility Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Facility Agent's signature below (or such other department or officer as the Facility Agent shall from time to time specify for this purpose); and

     29.2.2 any communication or document to be made or delivered to any Bank having more than one Facility Office shall (unless such Bank has by fifteen days' written notice to the Facility Agent specified another address) be made or delivered to such Bank at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) as its main Facility Office.

29.3 Communications by telephone or telefax

     Where any provision of this Agreement specifically contemplates telephone or telefax communication made by one person to another, such communication shall be made to that other person at the relevant telephone number specified by it from time to time for the purpose and shall be deemed to have been received when made (in the case of any communication by telephone) or when transmission of such telefax communication has been received in legible form (in the case of any telecommunication by telefax). Each such telefax communication, if made to the Facility Agent by a Borrower shall be signed by the person or persons authorised by such Borrower in the certificate delivered pursuant to Schedule 3 (Condition Precedent Documents) and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Facility Agent to such Borrower.

29.4 Communication by Email

     Where it is reasonable in all the circumstances to send any communication or document by email, any communication or document made or delivered by one person to another under or in connection with the Finance Documents by email will only be effective when sent in legible form, but only if (i) following transmission, the sender receives a confirmation message that the e-mail has been received and (ii) if a particular department or officer is specified as part of its address details pursuant to Clause 29.2 (Delivery), if the e-mail is addressed to that department or officer. Notwithstanding the foregoing or anything else contained herein, the following communications and documents may not be sent by e-mail: Transfer Certificates, Utilisation Requests and any other communication, document, notification or correspondence of which the Facility Agent, acting reasonably, requests a hard-copy or an originally signed copy.

29.5 English Language

     Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

30.  LAW AND JURISDICTION

30.1 English Law

     This Agreement shall be governed by, and shall be construed in accordance with, English law.

30.2 English Courts

     Each of the parties hereto irrevocably agrees for the benefit of each of the Facility Agent, the Arrangers, the Issuing Banks and the Banks that the courts of England shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

30.3 Appropriate Forum

     Each of the Obligors irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 30.2 (English Courts), being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

30.4 Service of Process

     Each of the Obligors agrees that the process by which any suit, action or proceeding in England is begun may be served on it by being delivered to Hackwood Secretaries Limited. If the appointment of the person mentioned in this Clause 30.4 ceases to be effective each Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Facility Agent shall be entitled to appoint such a person by notice to such Obligor. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

30.5 Non-exclusive Submissions

     The submission to the jurisdiction of the courts referred to in Clause 30.2 (English Courts) shall not (and shall not be construed so as to) limit the right of the Facility Agent, the Arrangers, the Issuing Banks and the Banks or any of them to take Proceedings against any of the Obligors in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

30.6 Consent to Enforcement

     Each of the Obligors hereby consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

30.7 Waiver of Immunity

     To the extent that any of the Obligors may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Obligor hereby irrevocably agrees and shall be obliged for the purposes of this Agreement not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction and, in particular, to the intent that in any Proceedings taken in New York the foregoing waiver of immunity shall have effect under and be construed in accordance with the United States Foreign Sovereign Immunities Act of 1976.

30.8 Waiver of Jury Trial

     EACH OF THE OBLIGORS AND EACH OF THE FINANCE PARTIES MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN

     RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FINANCE DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF ANY FINANCE PARTY RELATING TO THE ADMINISTRATION OF THE LOANS OR ADVANCES OR ANY LETTER OF CREDIT OR ENFORCEMENT OF THIS AGREEMENT OR THE FINANCE DOCUMENTS, AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW. EACH OBLIGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY FINANCE PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH FINANCE PARTY WOULD NOT, IN TILE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR EACH FINANCE PARTY TO ENTER INTO THIS AGREEMENT, MAKE THE LOANS AND ADVANCES AND ISSUE OR PARTICIPATE IN ANY LETTER OF CREDIT.

30.9 Pledge to the Federal Reserve

     Any Bank may at any time pledge or assign all or any portion of its rights under the Finance Documents, including any portion of any promissory note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release such Bank from its obligations under any of the Finance Documents.

30.10 Replacement of Finance Documents

     Upon receipt of an affidavit of an officer of any Finance Party as to the loss, theft, destruction or mutilation of any security document or any other Finance Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such document, each Borrower will issue, in lieu thereof, a replacement document in the same principal amount thereof and otherwise of like tenor.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 3

                          CONDITION PRECEDENT DOCUMENTS


1.   In relation to each of the Obligors:

     (a) a copy, certified as a true copy by a duly authorised officer of such Obligor, of the constitutional documents of such Obligor and (in the case of the Principal Company) an extract from the relevant Chamber of Commerce;

     (b) a copy, certified as a true copy by a duly authorised officer of such Obligor, of:

            (i) subject to (ii) and (iii) below, a board resolution of such
                Obligor;

           (ii) (in the case of the Principal Company) such resolutions of the members of the Executive Board (Raad van Bestuur) of the Principal Company, the supervisory board of the Principal Company (Raad van Commissarissen) and the works' council of the Principal Company (Ondernemingsraad) as may be required pursuant to Dutch law by Dutch Counsel to the Banks, if any; and

          (iii) (in the case of Ahold Finance USA) of a resolution of either its managers or its sole member,

          approving the execution, delivery and performance of this Agreement and the terms and conditions hereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by such Obligor pursuant hereto (or, in the case of such requirement to the extent that it relates to the works' council of the Principal Company, a certificate of the in-house general counsel of the Principal Company stating that they have notified the central works' council of the Principal Company (Ondernemingsraad) of the entering into by the Principal Company of this Agreement and the transactions contemplated hereby and have sought the advice of the central works' council in accordance with article 25 of the Works' Councils Act ("Wet op de ondernemingsraden")) and;

     (c) a certificate of a duly authorised officer of such Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Obligor, this Agreement and any documents to be delivered by such Obligor pursuant hereto.

2. Certificate of Incorporation, certified by the secretary of state of Delaware, and bylaws of Croesus, each certified as true, correct, complete and in full force and effect by the secretary of Croesus.

3. Certificate of Formation, certified by the secretary of state of Delaware, and operating agreement of Ahold Finance USA, each certified as true, correct, complete and in full force and effect by the secretary of Ahold Finance USA.

4. Evidence of existence and good standing of Croesus and Ahold Finance USA from the State of Delaware.

5. A copy, certified as a true copy by or on behalf of the Principal Company, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render this Agreement legal, valid, binding and enforceable, to make this Agreement admissible in evidence in each Obligor's jurisdiction of incorporation and to enable each of the Obligors to perform its obligations hereunder.

6. An opinion of Clifford Chance, solicitors to the Facility Agent, in relation to English law in substantially the form distributed to the Banks prior to the execution hereof.

7.   An opinion of the Principal Company's in-house Counsel.

8. An opinion of White & Case LLP, United States counsel to Ahold Finance USA and Croesus.

9. A copy, certified as a true copy by a duly authorised officer of the Principal Company, of the Original Financial Statements.

10. Evidence that each of the process agents referred to in Clause 30.4 (Service of Process) has agreed to act as the agent of the Obligors for the service of process in England.

11. Evidence that all fees, costs and expenses required to be paid by any Obligor pursuant to Clause 22 and the fee letters referred to therein have been paid.

12. Evidence satisfactory to the Facility Agent that, upon the making of the initial Advance(s) or issue of (or participation by a Bank in) the first Letter of Credit hereunder (whichever occurs first), all indebtedness of the Principal Company under the US$1 billion multi-currency revolving credit agreement dated 18 December 1996 between the Principal Company and others as borrowers and guarantors, ABN AMRO Bank N.V., Chase Investment Bank Limited and J.P. Morgan Securities Ltd as arrangers, The Chase Manhattan Bank as facility, swing-line, letter of credit and short term advances agent and Chase Manhattan International Limited as multi-currency facility agent has been or will be paid and discharged in full and that the facility made available thereunder will be cancelled.

The Obligors

KONINKLIJKE AHOLD N.V.


By:            /s/ Andre Buitenhuis
               ------------------------

Address:       2, Rue Jean-Petitot
               CH - 1204 Geneva
               Switzerland

Attention:     Kimberly Ross

Telephone:     + 41 22 592 8020

Fax:           + 41 22 592 8034

E-mail:        kimberly.ross@ahold.com




CROESUS INC.


By:            /s/ Andre Buitenhuis
               ------------------------

Address:       1013 Center Road
               Wilmington, DE  19805
               United States of America

Attention:     Bart Kuper

Telephone:     + 1 800 927 9800/703 961 6000

Fax:           + 1 703 961 6051

E-mail:        bkuper@AholdUSA.com




AHOLD FINANCE USA, LLC

By:            /s/ Andre Buitenhuis
               ------------------------

Address:       14101 Newbrook Drive
               Chantilly, Virginia, USA
               20151

Attention:     Bart Kuper

Telephone:     + 1 703 961 6000

Telefax:       + 1 703 961 6051

E-mail:        bkuper@AholdUSA.com

The Arrangers

ABN AMRO BANK N.V.

By:            ______________________

Address:       Gustav Mahlerlaan 10
               P.O. Box 283 (HQ 4063)
               1000 EA Amsterdam
               The Netherlands

Attention:

Telephone:

Fax:

E-mail:




J.P. MORGAN PLC


By:            _____________________

Address:       125 London Wall
               London EC2Y 5AJ
               United Kingdom

Attention:

Telephone:     + 44 207 777 4143

Fax:           + 44 207 777 4613

E-mail:




The Facility Agent

J.P. MORGAN EUROPE LIMITED


By:            _____________________

Address:       125 London Wall
               London EC2Y 5AJ
               United Kingdom

Attention:

Telephone:     + 44 171 777 4143

Fax:           + 44 171 777 4613

E-mail:        [please provide e-mail address]

The Banks

ABN AMRO BANK N.V.


By:            ______________________

Address:       Gustav Mahlerlaan 10
               P.O. Box 283 (HQ 4063)
               1000 EA Amsterdam
               The Netherlands

Attention:     Geert van Reisen

Telephone:     + 31 20 628 8810

Fax:           + 31 20 629 6270

E-mail:        Geert.van.Reisen@nl.abnamro.com


JPMORGAN CHASE BANK

By:            _______________________

Address:       125 London Wall
               London EC2Y 5AJ
               United Kingdom


Credit Matters

Attention:     Craig Askham

Telephone:     + 44 207 777 1123

Fax:           + 44 207 777 4613

E-mail:        craig.askham@jpmorgan.com


Operational Matters

Attention:     Rachel Clarke

Telephone:     + 44 207 777 3529

Fax:           + 44 207 777 0217

E-mail:        rachel.clarke@jpmorgan.com

BANK OF AMERICA N.A.


By:            _________________________

Address:       Bank of America House
               1 Alie Street
               London E1 8DE
               United Kingdom

Attention:     Simon Lindow

Telephone:     + 44 207 809 5199

Fax:           + 44 207 634 4935

E-mail:        simon.lindow@bankofamerica.com


BANQUE LBLUX S.A.


By:            _________________________

Address:       3, rue Jean Monnet
               B.P. 602
               L-2016 Luxembourg

Attention:     Peter Lang

Telephone:     + 352 42 43 43 325

Fax:           + 352 42 43 43 399

E-mail:        peter.lang@lblux.lu


BARCLAYS BANK PLC

By:            _________________________


For Credit Matters:

Address:       Barclays Capital
               5 The North Colonnade
               Canary Wharf
               London E14 4BB

Attention:     John Atkinson / Cliff Baylis

Telephone:     + 44 207 7773 3315/1760

Facsimile:     + 44 207 7773 1840

Email:         john.atkinson@barcap.com / cliff.baylis@barcap.com

For Administration Matters.

Address:       Global Services Unit
               Barclays Bank PLC
               5 The North Colonnade
               Canary Wharf
               London E14 4BB

Attention:     Ian Stewart

Telephone:     + 44 207 7773 6427

Facsimile:     + 44 207 7773 6812

Email:         gsuteaml@barcap.com


BNP PARIBAS


By:            _________________________

Address:       Herengracht 477
               1017 BS Amsterdam
               Netherlands

Attention:     Robert Visser

Telephone:     + 31 20 550 1372

Fax:           + 31 20 625 3921

E-mail:        robert.visser@bnpparibas.com


CITIBANK, N.A.


By:            _________________________

Address:       399 Park Avenue
               New York, NY  10043
               U.S.A.

Copies to:

Address:       2 Penns Way Suite 200
               New Castle, DE  19720
               U.S.A.

Attention:     Laura (Braack) Quashne

Telephone:     + 1 302 894 6058

Fax:           + 1 302 894 6120

E-mail:        Laura.D.Braack@Citigroup.com

And to:

Address:       Hoogoorddreef 54b
               1101 BE Amsterdam, Z.O.
               The Netherlands

Attention:     Auke Leenstra

Telephone:     + 31 20 651 4228

Fax:           + 31 20 651 4292

E-mail:        Auke.Leenstra@Citigroup.com

And copies in respect of non-US Borrowers to:

Attention:     Debbie Johnson

Telephone:     + 44 207 508 7607

Fax:           + 44 207 500 5806

E-mail:        Debbie.Johnson@Citigroup.com


COMMERZBANK (NEDERLAND) NV

By:
            _________________________

Address:       Herengracht 571-579
               1017 CD Amsterdam
               Netherlands

Attention:     J.F. Gaiser

Telephone:     + 31 20 557 4655

Fax:           + 31 20 626 4243

E-mail:        Jens.Gaiser@commerzbank.com


With a copy to: COMMERZBANK AKTIENGESELLSCHAFT

Address:       Kaiserplatz
               D-60261 Frankfurt
               Germany

Attention:

Telephone:     + 49 69 1362 3128

Fax:           + 49 69 1362 3097

E-mail:


DRESDNER BANK LUXEMBOURG S.A.


By:            _________________________


For Credit Matters

Address:       26, rue du Marche-aux-Herbes
               L-2097 Luxembourg

               For courier deliveries:
               6A, Route de Treves,
               L-2633 Luxembourg

Attention:     Risk Management

Telephone:     + 352 4760-227 / 411

Fax:           + 352 4760-824 / 561

E-mail:        Ivaila.Vevecka@Dresdner-Bank.lu / Gerd.Otte@Dresdner-Bank.lu


For Operational Matters

Address:       26, rue du Marche-aux-Herbes
               L-2097 Luxembourg

               For courier deliveries:

               6A, Route de Treves,
               L-2633 Luxembourg

Attention:     Marianne Degregori / Loane Bastian

               Credit Management / Loan Administration

Telephone:     + 352 4760-413 / 955

Fax:           + 352 4760-377

E-mail:


FORTIS INTERNATIONAL FINANCE (DUBLIN)

By:            _________________________

Address:       Styne House, Upper Hatch Street
               Dublin 2
               Ireland

Attention:     Amy Sharpe

Telephone:     + 353 1 478 6704

Fax:           + 353 1 478 0629

E-mail         amy.sharpe@fortis.ifd.ie


ING BANK N.V.

By:            _________________________

Address:       Bijlmerplein 888
               P.O. Box 1800
               1000 BV Amsterdam
               Location HG 02.03
               The Netherlands

Attention:     Mark Bekker

Telephone:     +31 20 563 9103

Fax:           +31 20 652 2032

E-mail:        Mark.Bekker@mai1.ing.n1


COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., trading as RABOBANK NEDERLAND


By:            _________________________

Address:       Croeselaan 18
               3523 CB Utrecht
               Netherlands

Attention:     Siebe Burggraaf / Paul Visch

Telephone:     + 31 30 216 2521

Fax:           + 31 30 216 4294

E-mail:        siebe.burggraaf@rabobank.com / pau1.visch@rabobank.com

THE ROYAL BANK OF SCOTLAND BANK PLC

By:            _________________________

Address:       135 Bishopsgate
               London EC2M 3UR
               United Kingdom

Attention:     Anna Cole

Telephone:     + 44 207 375 4993

Fax:           + 44 207 375 6981

E-mail:        anna.cole@rbs.co.uk


BANK ONE, NA

By:            _________________________

Address:       Corporate Finance, 1 Triton Square
               London NW1 3FN
               United Kingdom

Attention:     Clemens Frech

Telephone:     + 44 207 903 4203

Fax:           + 44 207 903 4889

E-mail:        clemens_frech@bankone.com


DANSKE BANK A/S


By:            _________________________


For Credit Matters:

Address:       75 King William Street
               London EC4N 7DT
               United Kingdom

Attention:     Martin Wiles / Alan Pettigrew

Telephone:     + 44 207 410 8000

Fax:           + 44 207 410 8001

E-mail:

For Operational Matters:

Address:       75 King William Street
               London EC4N 7DT
               United Kingdom

Attention:     Corporate Loans Administration / Lesley Crouch / Mark Brown

Telephone:     + 44 207 410 8000

Fax:           + 44 207 410 8002

E-mail:


MIZUHO CORPORATE BANK NEDERLAND N.V.


By:            _________________________

Address:       Apollolaan 171
               1077 AS Amsterdam
               The Netherlands

Attention:     Joost van Leeuwen

Telephone:     + 31 20 573 4307

Fax:           + 31 20 573 4372

E-mail:        Joost.van.Leeuwen@mizuho-cb.nl


WACHOVIA BANK, NATIONAL ASSOCIATION


By:            _________________________

Address:       3 Bishopsgate
               London EC2N 3AB
               United Kingdom

Attention:     John Cresci / Jack Maier

Telephone:     +44 207 962 2896 / 621 1477

Fax:           +44 207 929 4644

E-mail:        john.cresci@wachovia.com / jack.maier@wachovia.com


BBVA IRELAND P.L.C.

By:            _________________________

Address:       IFSC 1 North Wall Quay
               Dublin 1,
               Ireland

Attention:     Javier Barredo

Telephone:     +353 1 670 2847

Fax:           +353 1 670 2848

E-mail:        bbvaireland.loans@bbvaeire.com


THE BANK OF NEW YORK


By:            _________________________

Address:       One Wall Street, 18th Floor
               New York City, NY  10286
               United States

Attention:     Lucille C Madden

Telephone:     + 1 212 635 7879

Fax:           + 1 212 635 1481 / 1483

E-mail:        lmadden@bankofny.com


FLEET NATIONAL BANK


By:            _________________________

Address:       100 Federal St.
               Boston, Massachusetts  02110
               U.S.A.

Attention:     Thomas Bullard

Telephone:     + 1 617 434 3824

Fax:           + 1 617 434 6685

E-mail:        thomas_j_bullard@fleet.com


With a copy to: FLEETBOSTON FINANCIAL

Address:       39 Victoria Street

               London SW1H 0ED
               United Kingdom

Attention:     Damaris Albarran

Telephone:     + 44 207 932 9057

Fax:           + 44 207 932 9364

E-mail:        damaris_g_a1barran@fleet.com


SVENSKA HANDELSBANKEN AB (publ) LUXEMBOURG BRANCH


By:            _________________________

Address:       146, Boulevard de la Petrusse
               L-2330 Luxembourg
               P.O. Box 678
               L-2016 Luxembourg
               Luxembourg

Attention:     Mr. George Hess

Telephone:     +352 499 611 233

Fax:           +352 402 881

E-mail:        gehe0l@handelsbanken.se

With a copy to: SVENSKA HANDELSBANKEN AB (publ) AMSTERDAM BRANCH

Address:       Strawinskylaan 3051
               1077 ZX Amsterdam
               The Netherlands

Attention:     Mr. Brian P. Herring / Mr. Roland van Pooij

Telephone:     +31 20 301 2171

Fax:           +31 20 301 2229

E-mail:        brhe04@handelsbanken.se / ropo02@handelsbanken.se